UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12
VERDE CLEAN FUELS, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

711 Louisiana St., Suite 2160
Houston, Texas 77002
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 12, 2026
Dear Verde Clean Fuels, Inc. Stockholder:
NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Verde Clean Fuels, Inc., a Delaware corporation (the “Company”), will be held via live webcast on Friday, June 12, 2026 at 10:00 a.m. Eastern Time. To participate in the Annual Meeting, visit https://www.cstproxy.com/verdecleanfuels/2026, and enter the 12-digit control number included on your Proxy Card and the Notice of Internet Availability of Proxy Materials. You may register for the Annual Meeting as early as 10:00 a.m. Eastern Time on June 3, 2026. If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to participate in the Annual Meeting, as described in the Proxy Statement.
A Proxy Statement and Proxy Card for the Annual Meeting are enclosed. The Annual Meeting is for the following purposes, as proposed by our Board of Directors:

1.
To re-elect Jonathan Siegler as the sole Class III director, to serve until the 2029 Annual Meeting of Stockholders and until his successor shall have been duly elected and qualified or until his earlier resignation, death or removal;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

3.	To transact such other business as may properly be raised at the Annual Meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on April 24, 2026 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and to submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received printed proxy materials, on the enclosed Proxy Card.

By Order of the Board of Directors,

/s/ Ron Hulme
Ron Hulme
Chairman of the Board
Houston, Texas
May 1, 2026
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 12, 2026:
The Proxy Statement and the Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, are available at https://www.cstproxy.com/verdecleanfuels/2026. We expect the proxy materials to be mailed and/or made available to each stockholder entitled to vote on or before May 1, 2026.

VERDE CLEAN FUELS, INC.
711 Louisiana St., Suite 2160
Houston, Texas 77002
PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 12, 2026
QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL MEETING OF STOCKHOLDERS
Why am I receiving these materials?
These proxy materials are being furnished to you in connection with the solicitation by the Board of Directors (the “Board”) of Verde Clean Fuels, Inc. (“Verde,” “Verde Clean Fuels,” the “Company,” “we,” “us” or “our”) of proxies to be voted at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”) or at any adjournment or postponement thereof. The Annual Meeting will be held via live webcast on Friday, June 12, 2026 at 10:00 a.m. Eastern Time. In accordance with the rules of the U.S. Securities and Exchange Commission (“SEC”), we sent out a Notice of Internet Availability of Proxy Materials on or before May 1, 2026 and provided access to the proxy materials over the Internet on or before that date to the holders of record and beneficial owners of our common stock (as defined below) at the close of business on April 24, 2026 (the “Record Date”).
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders (other than those who previously requested paper copies) on or before May 1, 2026. The Notice of Internet Availability of Proxy Materials contains instructions on how to (i) access and view the proxy materials over the Internet, (ii) vote and (iii) request a paper or electronic copy of the proxy materials. In addition, if you received paper copies of our proxy materials and wish to receive all future proxy materials, proxy cards and annual reports electronically, please follow the electronic delivery instructions on cstproxyvote.com. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce both costs and the environmental impact of the Annual Meeting.
What am I being asked to vote on?
You are being asked to vote on the following items:
    the re-election of one Class III director, to serve until the 2029 Annual Meeting of Stockholders and until his successor shall have been duly elected and qualified or until his earlier resignation, death or removal; and
    the ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
In addition, you are entitled to receive notice of and to vote on any other matters that are properly brought before the Annual Meeting or at any adjournments or postponements thereof.
How does the Board recommend that I vote?

Our Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by proxies will be voted, and our Board recommends that you vote, as follows:
    “FOR” the re-election of the one Class III director nominee; and
    “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is April 24, 2026. You are entitled to vote at the Annual Meeting only if you were a Verde stockholder at the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. At the close of business on the Record Date, there were 44,549,621 shares of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting, comprised of 22,049,621 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and 22,500,000 shares of Class C common stock, par value $0.0001 per share (the “Class C Common Stock” and together with the Class A Common Stock, the “common stock”). On each matter to be voted on at the Annual Meeting, you are entitled to one vote for each share of common stock held as of the Record Date. Stockholders have no right to cumulative voting in the re-election of the one Class III director.
A list of registered stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of 10 days ending on the day before the Annual Meeting, at the Company’s principal place of business at 711 Louisiana St., Suite 2160, Houston, Texas 77002.
How can I attend the Annual Meeting?
The Annual Meeting will be virtual, rather than in person. You are entitled to attend the Annual Meeting only if you were a Verde stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting. If your shares of our common stock are registered directly in your name with Continental Stock Transfer & Trust, our stock transfer agent (“Continental”), you are considered the “stockholder of record” with respect to those shares. As a stockholder of record, you may register to attend the Annual Meeting as early as 10:00 a.m. Eastern Time on June 3, 2026 by visiting the virtual meeting website located at https://www.cstproxy.com/verdecleanfuels/2026, entering the 12-digit control number that you received on your Proxy Card and the Notice of Internet Availability of Proxy Materials and clicking on the link to pre-register. You will need to log in to the virtual meeting website at https://www.cstproxy.com/verdecleanfuels/2026 prior to the start of the Annual Meeting using your control number. Pre-registration is recommended but not required for stockholders of record.
If your shares of our common stock are held in a stock brokerage account or by a bank, broker or other nominee, the bank, broker or other nominee is considered the record holder of those shares. You are considered the beneficial owner of those shares, and your shares are held in “street name.” In order to attend the Annual Meeting as a beneficial owner of our common stock held in street name, you must obtain a legal proxy by contacting your account representative at the bank, broker or other nominee that holds your shares. You should then e-mail a copy (a legible photograph is sufficient) of your legal proxy to Continental at proxy@continentalstock.com no later than 5:00 p.m. Eastern Time on Tuesday, June 9, 2026. After contacting Continental, you will receive an e-mail prior to the Annual Meeting with a link and instructions for attending the Annual Meeting.
Stockholders participating in the virtual meeting will be in a listen-only mode. However, virtual attendees will be able to vote and submit questions during the Annual Meeting using the virtual meeting website.

Stockholders will also have the option to listen to the virtual meeting by telephone (but will not have the ability to vote or submit questions) by calling the following numbers and entering the passcode when prompted:
    Within the U.S. and Canada: + 1 800-450-7155 (toll-free); conference ID: 1768243#
    Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply); conference ID: 1768243#
How can I ask questions at the Annual Meeting?
The Company intends the virtual meeting format to approximate an in-person experience for our stockholders. During the Annual Meeting, stockholders may submit questions by typing in the “Submit a Question” box on the virtual meeting website. Our administrator will review all questions submitted during the Annual Meeting, and we intend to answer pertinent questions submitted, as time permits.
Where can I get technical assistance?
Please visit the virtual meeting website located at https://www.cstproxy.com/verdecleanfuels/2026 in advance of the Annual Meeting to ensure accessibility. Technical support in connection with the virtual meeting platform will be available by telephone at (917) 262-2373 beginning at 8:00 a.m. Eastern Time on Friday, June 12, 2026 through the conclusion of the Annual Meeting.
The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. You should ensure that you have a strong Internet or telephone connection, as applicable, wherever you intend to participate in the Annual Meeting, and you should allow plenty of time to log in or call in and ensure that you can hear audio prior to the start of the Annual Meeting.
How many shares must be present or represented to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. A majority of the voting power of the common stock outstanding and entitled to vote at the Annual Meeting, present virtually or represented by proxy, shall constitute a quorum. Based on 44,549,621 shares of common stock issued and outstanding as of the Record Date, 22,274,811 shares of common stock would be required to be present virtually or represented by proxy for there to be a quorum. If a quorum is not present at the Annual Meeting, no business can be transacted at that time, and the meeting will be continued, adjourned or postponed to a later date. A stockholder’s instruction to “withhold” authority, abstentions and broker non-votes will be counted as present for purposes of determining quorum. See “What is a `broker non-vote?” and “What is an abstention and how will votes withheld and abstentions be treated?” below for an explanation of broker non-votes, abstentions and votes withheld.
What is the difference between a “stockholder of record” and a “street name” holder?
As described above, if your shares of our common stock are registered directly in your name with Continental, you are considered the “stockholder of record” with respect to those shares. If your shares of our common stock are held in a stock brokerage account or by a bank, broker or other nominee, the bank, broker or other nominee is considered the record holder of those shares. You are considered the beneficial owner of those shares, and your shares are held in “street name.”
How do I vote if I am a stockholder of record?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting. If you are a stockholder of record, there are two ways to vote by proxy:
    By Internet: You can vote over the Internet at https://www.cstproxyvote.com by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card; or
    By Mail: You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.
Internet voting for eligible stockholders of record will close at 11:59 p.m. Eastern Time on Thursday, June 11, 2026. The giving of an Internet proxy will not affect your right to vote virtually at the Annual Meeting should you choose to attend. See “Can I change my vote or revoke my proxy?” below for an explanation of your ability to change your vote if you choose to attend the Annual Meeting.

How do I vote if my shares are held in “street name”?
If your shares of common stock are held in street name through a bank, broker or other nominee, you will receive instructions on how to vote from your bank, broker or other nominee. You must follow those instructions in order for your shares to be voted. If your shares are not registered in your own name and you would like to vote your shares virtually at the Annual Meeting, you must obtain a valid proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. See “How can I attend the Annual Meeting?” above.
Can I change my vote or revoke my proxy?
If you are a stockholder of record, you may change your vote or revoke your proxy at any time prior to the final vote at the Annual Meeting by:
    granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);
    providing written notice of revocation to our Secretary at Verde Clean Fuels, Inc., 711 Louisiana St., Suite 2160, Houston, Texas 77002, prior to or at the Annual Meeting; or
    attending the Annual Meeting and voting virtually.
Your most recent proxy submitted by proxy card or Internet is the one that is counted. Your attendance at the Annual Meeting by itself will not automatically revoke your proxy.
For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your bank, broker or other nominee following the instructions they provided, or, if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting virtually.
How many votes are needed to approve each proposal?
The following table summarizes the votes needed to approve each proposal, the effect of withhold votes/abstentions and whether broker discretionary voting is permitted.

Proposal	Vote Required	Withheld Votes/Abstentions Counted as a “No” Vote?	Discretionary Vote Allowed?
Re-election of one Class III director	Plurality	No	No

Ratification of the appointment of independent registered public accounting firm	Majority of common stock present virtually or represented by proxy and entitled to vote on the subject matter	Yes	Yes
Under our amended and restated bylaws (the “Bylaws”), when a quorum is present, a director is elected by a plurality of the votes cast for such director nominee by holders of shares of our common stock present virtually or represented by proxy and entitled to vote in the election of directors at the Annual Meeting. A “plurality” means that the director nominee receiving the highest number of “FOR” votes from holders of our shares of common stock present virtually or represented by proxy and entitled to vote in the election of directors at the Annual Meeting will be elected. Votes “withheld” and broker non-votes will have no effect on the outcome of the re-election of a director.
Under the Bylaws, when a quorum is present, matters other than the election of directors will be decided by a majority of the voting power of our shares of common stock present virtually or represented by proxy and entitled to vote on the subject matter at the Annual Meeting. As such, the proposal for the ratification of the independent registered public accounting firm at the Annual Meeting will be approved if the votes “FOR” such proposal exceed the number of votes “AGAINST” such proposal. Abstentions will have the same effect as voting “AGAINST” such proposal and “broker non-votes” will have no effect on the outcome of the vote.
What is a “broker non-vote”?
If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote your shares with respect to “non-discretionary” matters unless you provide instructions on how to vote in accordance with the information and procedures that your broker has provided to you.
Even though we are a company listed on the Nasdaq Stock Market (“Nasdaq”), the New York Stock Exchange (“NYSE”) rules govern how a broker licensed by the NYSE can vote shares it holds on behalf of stockholders of Nasdaq-listed companies. If you are a beneficial owner whose shares are held of record by a broker, your broker has “discretionary voting” authority under NYSE rules governing brokers to vote your shares on “routine” matters, such as the ratification of Deloitte as our independent registered public accounting firm, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority absent specific instructions from you to vote on the re-election of the one Class III director, which is considered a “non-routine” matter. If you don’t vote on non-routine matters, a broker non-vote will occur but such broker non-votes will have no impact with respect to the re-election of the one Class III director.
What is an abstention and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the re-election of the one Class III director, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions, though counted for the purposes of determining a quorum, will have no impact on the re-election of the one Class III director and will have the same effect as voting “AGAINST” the ratification of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
Who will count the votes?
Continental has been engaged as our inspector of election for the Annual Meeting to count and tabulate stockholder votes. If you are a stockholder of record, your executed proxy card is returned directly to Continental for counting and tabulation. As noted above, if you hold your shares through a broker, your broker returns one proxy card to Continental on behalf of all its clients.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting and will report the final voting results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Annual Meeting.
 What if I return a proxy card but do not make specific choices?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations and the descriptions of each proposal are indicated above.
Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named in the proxy card will vote your shares in accordance with their best judgment.
Who pays for the expenses of solicitation?
Our Board is soliciting your proxy on behalf of the Company. The Company pays for the costs of the distribution of the proxy materials and solicitation of proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses for forwarding proxy and solicitation materials to our stockholders. Our directors, officers and employees may also solicit proxies on our behalf in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies.
What does it mean if I receive more than one set of materials?
If you receive more than one set of materials, that means your shares are registered in more than one name or are registered in different accounts. In order to vote all of the shares you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards or Notice of Internet Availability of Proxy Materials you receive.

PROPOSAL NO. 1 – ELECTION OF DIRECTOR

In accordance with our fifth amended and restated certificate of incorporation (the “Charter”), the Board is divided into three classes with staggered terms of three years. The Board presently has eight members. There are three Class I directors whose term of office expires at the 2027 annual meeting of stockholders: Graham van’t Hoff, Duncan Palmer and Johnny Dossey. There are two Class II directors whose term of office expires at the 2028 annual meeting of shareholders: Curtis Hébert, Jr. and Ron Hulme. There are three Class III directors whose term of office expires at the Annual Meeting: Dail St. Claire, Martijn Dekker and Jonathan Siegler. Effective at the end of the term of the Class III directors, being at the Annual Meeting, the total number of directors will decrease from eight to six, as Ms. St. Claire and Mr. Dekker are not standing for re-election as Class III directors. Mr. Siegler is the sole Class III director being nominated by the Board, and standing for re-election at the Annual Meeting, to serve as the Class III director. Following such time as the Company is no longer a “controlled company” pursuant to Nasdaq Listing Rule 5615(c), the classification of our Board shall terminate, and each director shall be elected to serve a term of one year, with each director’s term to expire at the next annual meeting of stockholders following each such director’s election.
Mr. Siegler has been nominated by the Board for re-election to the Board at the Annual Meeting. If elected at the Annual Meeting, Mr. Siegler will serve until the 2029 annual meeting of stockholders and until his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal.
The nominee has consented to be named in this Proxy Statement and to serve as a director if re-elected. If, however, Mr. Siegler is unavailable for re-election, your proxy authorizes us to vote for a replacement nominee if the Board names such a replacement. Proxies may not be voted for a greater number of persons than the nominee presented.
A brief biography of the Class III director nominee and each director whose term will continue after the Annual Meeting is set forth below under “Information Regarding Director Nominee and Continuing Directors.” The biographies below include information regarding specific experience, qualifications, attributes or skills of the Class III director nominee, as well as the directors not up for re-election, that led the Board to determine that such individual should serve as a member of the Board as of the date of this Proxy Statement and should be a nominee for re-election at the Annual Meeting. The Board does not currently maintain a nominations committee based on an exemption from Nasdaq Listing Rules for “controlled companies.” See “Information Regarding the Board and Corporate Governance – Director Independence.”
Vote Required
The proposal regarding the re-election of the one Class III director requires the approval of a plurality of votes cast by holders of shares of our common stock present virtually or represented by proxy and entitled to vote in the election of directors at the Annual Meeting. Votes withheld or “broker non-votes” will have no effect on the outcome of the vote on this proposal.
The Board of Directors recommends a vote “FOR” the re-election of Jonathan Siegler as the sole Class III director.

INFORMATION REGARDING DIRECTOR NOMINEE AND CONTINUING DIRECTORS
Nominee for Re-Election to a Three-Year Term Expiring at the 2029 Annual Meeting of Stockholders (Class III Director)
Jonathan Siegler, 54, has served as a director since February 2023. Mr. Siegler served as the president and chief operating officer and non-independent director of Bluescape Opportunities Acquisition Corp. from July 2020 to November 2023. Mr. Siegler also serves as the managing director, and as a member of the investment committee of three investment vehicles: (i) Bluescape Resources Company, since May 2008; (ii) Parallel Resource Partners, since February 2011; and (iii) Bluescape Energy Partners, since May 2016. Mr. Siegler also serves on the valuation, compliance and risk committees for such investment vehicles. Mr. Siegler serves on the boards of many of the portfolio companies managed by such investment vehicles and is responsible for driving performance management, strategy, investment, decision making and transaction execution. As managing director, Mr. Siegler has helped lead more than $1.7 billion of investments across 25 major investments. Highlights include the origination and greenfield development of one of the largest contiguous positions in the Marcellus Shale, the development of long-haul transmission lines to enable wind generation and the performance improvement of multiple deregulated energy companies. Mr. Siegler was formerly senior vice president of strategy and M&A at TXU Corp (“TXU”) from 2004 to 2008. At TXU, Mr. Siegler helped (i) design and implement the performance improvement program, (ii) ensure the competitive market was maintained in Texas, (iii) design TXU’s new build generation strategy and (iv) lead the sale of TXU to an investment group led by affiliates of Kohlberg Kravis Roberts & Co. (NYSE: KKR), TPG Inc. (NASDAQ: TPG) and Goldman Sachs Group, Inc. (NYSE: GS). Prior to TXU, Siegler was an engagement manager at McKinsey from 2001 to 2004 leading strategy, finance and operations work across the energy/industrial sector. Mr. Siegler led strategic turnaround work at both energy and production (“E&P”) and power companies and led operational turnaround work power plants. Prior to that, Mr. Siegler served as a lieutenant from 1990 to 2001 aboard the nuclear-powered ballistic missile submarine USS Pennsylvania (SSBN 735B), qualifying as a naval nuclear engineer and receiving three Navy and Marine Corps achievement medals for superior service. Mr. Siegler has served as a director of the Shaw Group, Inc. ("Shaw"), a private company and owner of Chemex Global, LLC (“Chemex”), since July 2024. Mr. Siegler has served as director of 5E Advanced Materials, Inc. (NASDAQ: FEAM) since April 2026. Mr. Siegler earned a Master of Science in Electrical Engineering from Stanford University and a Bachelor’s of Science in Electrical Engineering from the United States Naval Academy, where he graduated with distinction. We believe Mr. Siegler’s extensive experience in business, including in the energy sector, qualifies him to serve on the Board.
Class I Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders
Graham van’t Hoff, 64, has served as a director since February 2023. Mr. van’t Hoff currently serves on several boards, as described below, and has participated in consulting work in the energy and chemical sectors since June 2019. Prior thereto, Mr. van’t Hoff served as the chief executive officer of Shell Chemicals from January 2013 to June 2019, the executive vice president of Shell Alternative Energies from January 2012 to December 2012, a board member of Shell International Petroleum Co. from 2014 to 2017 and the chairman of Shell UK Limited from March 2011 to December 2012. He has extensive board experience on several global joint ventures, including Raizen, a Brazilian biofuels company, Infineum, a joint venture between Shell and ExxonMobil (NYSE: XOM) focused on the formulation, manufacturing and marketing of petroleum additives for lubricants and fuels, as well as CNOOC Shell Petrochemicals Co, one of the largest Chinese petrochemical companies, where he also serves as the chairman. During his tenure at Shell, Mr. van’t Hoff oversaw significant global growth in the revenue and profit of Shell’s chemical businesses, with revenues exceeding $24 billion. Mr. van’t Hoff’s 35 years of experience spans multiple segments of the energy and chemical sectors from upstream through refining, marketing and trading, profit and loss leadership, strategy, government relations and technology. Mr. van’t Hoff’s extensive international business experience includes appointments to the boards and executive committees of multiple international chemical industry associations, including the American Chemistry Council, the European Chemical Industry Association, and

the International Council of Chemical Associations. He was also a founding member of the Alliance to End Plastic Waste, formed in 2019, which gained $1.5 billion of funding commitments in its first year of formation. Mr. van’t Hoff has served as an independent director, the chairman and a member of the audit committee and compensation committee of the board of directors of AleAnna, Inc. (NASDAQ: ANNA) (“AleAnna”) since December 2024, has served as an independent director, the chairman and member of the audit committee, compensation committee and nominating and governance committee of the board of directors of 5E Advanced Materials, Inc. since October 2022, and has served as an independent director and the chair and member of the health, safety and environment committee of the board of directors of MAC Copper (NYSE: MTAL) since November 2023. Mr. van’t Hoff also serves on the Oxford University Chemistry Development board, the North American advisory board for Air Liquide, and on the board of the privately-owned, commercial solar farm developer and operator, Silicon Ranch Corporation. Previously, Mr. van’t Hoff served as an independent director, the chairman of the nominating committee and a member of the audit and compensation committees of Bluescape Opportunities Acquisition Corp. from September 2020 through November 2023. Mr. van’t Hoff earned a Master’s degree in Business Management from Manchester Business School, where he graduated with distinction, and a Master’s degree in Chemistry from the University of Oxford. We believe Mr. van’t Hoff’s extensive experience in business, including in the energy sector, qualifies him to serve on the Board.
Duncan Palmer, 60, has served as a director since February 2023. Mr. Palmer has served as an independent director of Oshkosh Corporation (NYSE: OSK) since 2011, has been the chairman of Oshkosh Corporation’s audit committee since 2019, and has served as an independent director of AleAnna as well as the chairman of AleAnna’s audit committee since December 2024. Mr. Palmer served as an independent director, the chairman of the audit committee, a member of the nominating and compensation committees of Bluescape Opportunities Acquisition Corp. from October 2020 through November 2023. Additionally, he is the former chief financial officer of Cushman & Wakefield (NYSE: CWK), a leading global real estate services company, and served in this position from November 2014 to February 2021. From 2012 to 2014, Mr. Palmer served as the chief financial officer of RELX (NYSE: RELX), a global provider of information-based analytics and decision tools, and from 2007 to 2012, Mr. Palmer served as the chief financial officer of Owens Corning (NYSE: OC), a global manufacturer of building materials and fiberglass reinforcements. As chief financial officer, Mr. Palmer led Cushman & Wakefield’s initial public offering and oversaw all aspects of the company’s financial operations, including multiple corporate functions from treasury and investor relations to tax and internal audit. Mr. Palmer has extensive financial operations, transactional, and business development knowledge and experience through previous chief financial officer appointments at Cushman & Wakefield, RELX, Owens Corning and through his experience as a senior finance executive at Shell (formerly known as Royal Dutch Shell). Mr. Palmer’s extensive international business experience includes leadership of finance organizations ranging in size from 500 to 2,000 employees and encompasses multi-billion dollar capital allocation programs, merger integrations, debt offerings and share repurchase programs. His experience spans many segments of the energy, lubricants, materials, information services and real estate services sectors. Mr. Palmer also has deep transactional and business development experience, having overseen mergers and acquisitions execution, as well as corporate strategy. Mr. Palmer earned a Master’s degree in Business Administration from the Stanford Graduate School of Business and a Master’s degree from St. John’s College Cambridge (UK). He is a Fellow of the Chartered Institute of Management Accountants (UK). We believe Mr. Palmer’s extensive experience in business, including in the energy sector, qualifies him to serve on the Board.
Johnny Dossey, 60, has served as the vice president of marketing at Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback”) since February 2022 and has led marketing and midstream efforts at Diamondback since September 2018. Mr. Dossey has over 30 years of experience in the energy industry, including experience in exploration and production as well as refining and marketing. Prior to joining Diamondback, Mr. Dossey served as a senior marketing advisor and oil marketing manager for Concho Resources Inc., and in various leadership roles for Western Refining Inc. (NYSE: WNR), Montana Refining Company, Calumet Specialty Product Partners (NASDAQ: CLMT) and HF Sinclair (NYSE: DINO) (formerly Holly Corporation). In such roles, he was responsible for managing pipeline terminals, purchasing crude oil and other feedstocks and for the commercial sale of resources including crude oil, natural gas, gasoline, diesel fuel, jet fuel, asphalt and propane, among others. Mr.

Dossey serves as an active member in various industry associations, including as a mentor for the Rawls College of Business Executive Mentor Program and as a member of the Energy Commerce Advisory Council at Texas Tech University. Mr. Dossey earned a Bachelor of Business Administration degree in Management and a Master’s degree in Business Administration from Texas Tech University. We believe Mr. Dossey’s extensive experience in business, including in the energy sector, qualifies him to serve on the Board.

Class II Directors Continuing in Office Until the 2028 Annual Meeting of Stockholders
Curtis Hébert, Jr., 63, has served as a director since February 2023. Mr. Hébert is the former Commissioner and Chairman of the Federal Energy Regulatory Commission (“FERC”), where he served from November 1997 to September 2001, a former executive vice president for Entergy Corporation (NYSE: ETR), where he served from September 2001 to July 2010, and a former chief executive officer of Lexicon Strategy Group, an energy, finance and regulatory law advisory firm, where he served from August 2010 to July 2012. Mr. Hébert is currently a partner with the Brunini Law Firm, where he has advised energy companies and corporations throughout the globe on numerous matters, including building accountability and transparency into corporate governance, improving the quality of regulatory filings, reporting and relationships, and executing complex, structured regulatory settlements since July 2012. He also served as a visiting scholar with the Bipartisan Policy Center in Washington, where he co-chaired the Energy Reliability Task Force and the Cybersecurity Task Force. Mr. Hébert has broad and deep experience in multiple segments of the energy sector, spanning exploration and production, natural gas transportation, electric generation and distribution, chemicals, and mining. He brings a thorough knowledge of national and international energy markets, policy, and regulatory processes. Mr. Hébert also spent years in the telecommunications, transportation, and water/sewage sector on regulatory filings and administrative hearings. Mr. Hébert has served as an independent director and member of both the audit committee and compensation committee of AleAnna since December 2024. Mr. Hébert served as an independent director, a member of the audit committee, a member of the nominating committee and the chairman of the compensation committee of Bluescape Opportunity Acquisition Corp. from September 2020 through November 2023. Mr. Hébert earned a Juris Doctorate from the Mississippi College School of Law and a Bachelor’s degree from the University of Southern Mississippi. We believe Mr. Hébert’s extensive experience in corporate governance and regulatory matters qualify him to serve on the Board.
Ron Hulme, 68, has served as Chairman of the Board since February 2023. Mr. Hulme currently serves as the chief executive officer of Parallel Resource Partners, an energy-focused private equity firm jointly sponsored by Carlson Capital LP and Bluescape Resources Company, where he has served since February 2011, and as the managing director of Bluescape Energy Partners, a successor institutional private equity firm that invests in both upstream energy and electric power, where he has served in various leadership roles since August 2015. Parallel Resource Partners raised an institutional fund in 2021 and Mr. Hulme continues to manage the fund’s portfolio of upstream energy assets. Mr. Hulme formerly served as a senior partner at McKinsey & Company (“McKinsey”) from 1982 to 2008, a 26-year career. He led several of McKinsey’s global energy practices and led the firm’s client relationships with several leading energy companies. Mr. Hulme also co-founded and co-led McKinsey’s Global Corporate Finance Practice, which established the firm’s M&A Advisory and Private Equity Practices. He led McKinsey’s Global Strategy Practice, and he founded and led the firm’s Global Risk Practice. In these roles, Mr. Hulme advised dozens of the firm’s clients on financial restructurings, operational turnaround, major M&A transactions and risk mitigation strategies across a wide range of industries. Mr. Hulme left McKinsey in 2008 to become the chief executive officer of Carlson Capital LP, a multi-strategy hedge fund with approximately $5.0 billion of assets under management and $20.0 billion of gross market value. Mr. Hulme was also head of energy at Carlson Capital LP, overseeing a portfolio with approximately $2.0 billion gross market value of energy investments in public equities, credit and private equity. Mr. Hulme earned a Bachelor’s degree in Business Administration from the University of Texas, where he graduated first in his class, and earned a Master’s degree in

Business Administration from the Stanford Graduate School of Business, where he was an Arjay Miller Scholar. We believe Mr. Hulme’s extensive experience in business qualifies him to serve on the Board.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE
Composition of Our Board of Directors
Our business and affairs are organized under the direction of our Board. Our Board meets on a regular basis and additionally as required.
While the terms of our Charter established the number of directors comprising the Board at eight as of January 29, 2025, the Charter provides that subsequent to January 29, 2025, our Board may establish the authorized number of directors from time to time by resolution. While our Board currently consists of eight members, with two members not standing for re-election, the Board determined by resolution to decrease the number of directors from eight to six effective at the end of the term of the current Class III directors, being at the Annual Meeting.
Classified Board
Our Charter provides that until such time until the Company is no longer a “controlled company” pursuant to Nasdaq Listing Rule 5615(c), the directors shall be divided into three classes designated Class I, Class II and Class III. The Board is divided among the three classes as follows:
    Class I directors are Graham van’t Hoff, Duncan Palmer and Johnny Dossey, and they will serve for a term expiring at the 2027 annual meeting of stockholders;
    Class II directors are Curtis Hébert, Jr. and Ron Hulme, and they will serve for a term expiring at the 2028 annual meeting of stockholders; and
    Class III directors are Dail St. Claire, Martijn Dekker and Jonathan Siegler, and they will serve for a term expiring at the Annual Meeting (Mr. Siegler is the sole Class III director nominated by the Board to stand for re-election as a Class III director at the Annual Meeting and Ms. St. Claire and Mr. Dekker will not stand for re-election as Class III directors).
At the time the Company is no longer determined to be a “controlled company,” the classification of our Board shall terminate, and each director shall be elected to serve a term of one year, with each director’s term to expire at the next annual meeting of stockholders following the director’s election.
There are no agreements with respect to the election of directors, other than as set forth in “– Cottonmouth Director Designee Right Pursuant to the Charter” below. There are no family relationships among our executive officers and directors.
Cottonmouth Director Designee Right Pursuant to the Charter
On January 29, 2025, in connection with a $50 million equity investment in the Company by Cottonmouth Ventures, LLC (“Cottonmouth”), a wholly-owned subsidiary of Diamondback, our fourth amended and restated certificate of incorporation was amended to increase the size of the Board from seven directors to eight directors, and the Board appointed Johnny Dossey as a Cottonmouth Director (as defined in the Charter), effective as of the same date, to fill the newly created vacancy and to serve on the Board as a Class I director until the Company’s 2027 annual meeting of stockholders and until his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal. The Charter provides that Cottonmouth, together with any other Cottonmouth Stockholders (as defined in the Charter), shall have the right to designate one director nominee and one observer to the Board for so long as the Cottonmouth Stockholders and their respective affiliates collectively beneficially own, in the aggregate, 10% or more of the then outstanding voting power of the common stock of the Company entitled to vote generally in the election of our directors. Currently, Mr. Dossey serves as the Cottonmouth Director and Michael Mitchell has been designated as an observer to the Board.

Director Independence
As of the Record Date, Bluescape Clean Fuels Holdings, LLC, a Delaware limited liability company (“Holdings”), beneficially owns a majority of the voting power of all outstanding shares of our common stock. As a result, we are a “controlled company” within the meaning of the Nasdaq Listing Rules. Under the Nasdaq Listing Rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (1) that a majority of its board of directors consist of independent directors, (2) that its board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, and (3) that director nominees must either be selected, or recommended for the board’s selection, either by independent directors constituting a majority of the board’s independent directors in a vote in which only independent directors participate, or a nominating and corporate governance committee comprised solely of independent directors with a written charter addressing the committee’s purpose and responsibilities.
The Nasdaq Listing Rules generally require that independent directors must comprise a majority of a listed company’s board of directors. Under the Nasdaq Listing Rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Based upon information requested from and provided by each director concerning his background, employment, affiliations, related party transactions, and any family relationships, our Board has determined that the directors whose term will continue after the Annual Meeting that are “independent” as that term is defined under the applicable rules and regulations of the SEC and the Nasdaq Listing Rules are as follows: Messrs. van’t Hoff, Palmer, Hébert, and Hulme. Accordingly, these independent directors will comprise a majority of the members of our Board after the Annual Meeting and, accordingly, the Company is not availing itself of the “controlled company” exemption from the requirement that independent directors comprise a majority of the Board. The Board has determined that Ms. St. Claire, who currently is a director but will not continue as a director after the Annual Meeting, is also independent. See the table set forth under “Information Regarding the Board and Corporate Governance-Committees of the Board” below.
Our Compensation Committee (as defined below) is comprised of three directors, two of whom qualify as independent under the applicable Nasdaq Listing Rules and SEC rules for compensation committee service. The third member, Mr. Siegler, is not an independent director as determined by the Board due to his relationship with Shaw, as further described under “Certain Relationships and Related Party Transactions – Shaw,” and is serving as a member of the Compensation Committee pursuant to the election of the Board to avail itself of the “controlled company” exemption from the requirement that all compensation committee members must be independent. The Board has determined that Messrs. Hulme and van’t Hoff are independent and Mr. van’t Hoff serves as the chairman of the Compensation Committee. Further, the Board has determined that Mr. Siegler’s continued service as a member of the Compensation Committee is important given his instrumental role in reviewing and structuring employee compensation goals, policies and practices during the last two years and recommending to the Board such compensation packages for executive officers.
In reliance on “controlled company” exemptions under the Nasdaq Listing Rules, the Company does not maintain a nominations committee comprised solely of independent directors with respect to selecting or recommending to the Board director nominees, nor are director nominees selected or recommended to the Board by independent directors constituting a majority of the Board’s independent directors in a vote in which only independent directors participate. The Board believes that, as it is comprised of a majority of independent directors, appropriate independent analysis and oversight exists.
If we cease to be a “controlled company” and our Class A Common Stock continues to be listed on Nasdaq, we will be required to comply with these standards and, depending on our Board’s independence determination with respect to its then-current directors, we may be required to add additional directors to our Board, change the composition of our Compensation Committee or form a nominations committee in order to achieve such compliance within the applicable transition periods.
Board Leadership Structure
Our Board has appointed Mr. Hulme as the Chairman of the Board in order to help reinforce the independence of the Board as a whole. The position of Chairman has been structured to serve as an effective balance to Mr. Burdette's role as our chief executive officer (“Chief Executive Officer”). The Chairman is empowered to, among other duties and responsibilities, work with the Chief Executive Officer to develop and approve an appropriate Board meeting schedule; work with the Chief Executive Officer to develop and approve meeting agendas; provide the Chief Executive Officer feedback on the quality, quantity and timeliness of the information provided to the Board; develop the agenda and moderate executive sessions of the independent members of the Board; preside over Board meetings; convene meetings of the independent directors as appropriate; and perform such other duties as may be established or delegated by the Board. As a result, we believe that the Chairman helps to ensure the effective independent functioning of the Board in its oversight responsibilities.
Risk Oversight
One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our Audit Committee (as defined below) has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Under our Charter, advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders shall be given in the manner and to the extent provided in our Bylaws. See “Available Information – Stockholder Proposals.”
Meetings of the Board and the Committees of the Board; Annual Meeting Attendance
Our Board met seven times during the last fiscal year. The Audit Committee met four times, and the Compensation Committee met once. During 2025, each Board member attended at least 75% of the aggregate number of meetings of the Board and of the committees on which such director served.
Our corporate governance guidelines (“Corporate Governance Guidelines”), adopted in February 2023 and available on the Investor Relations section of our website at https://verdecleanfuels.com, require directors to attend annual meetings unless unusual circumstances make such attendance impractical. Mr. van't Hoff was the only director that attended the 2025 annual meeting of stockholders.
Committees of the Board
Our Board maintains a standing audit committee (“Audit Committee”) and a standing compensation committee (“Compensation Committee”), but does not currently maintain a nominations committee based upon an exemption from the Nasdaq Listing Rules for “controlled companies.” Our Board, and each member of the Board, as listed in the table below, are responsible for and participate in the selection of candidates for nomination or appointment to our Board. The current composition and responsibilities of each of the committees is described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of our Board committees operates under a written charter adopted by the Board. The committee charters are available on the Investor Relations section of our website at https://www.verdecleanfuels.com. A printed copy of each charter is available upon request. The information on our website is not part of this Proxy Statement.

Director	Independent	Audit Committee	Compensation Committee
Ron Hulme	X

Curtis Hébert, Jr.	X

Graham van’t Hoff	X

Duncan Palmer	X

Dail St. Claire(1)	X	(2)

Martijn Dekker(3)

Jonathan Siegler
Johnny Dossey

Chairperson
Member
Audit Committee Financial Expert
_______________
(1) Ms. St. Claire is not standing for re-election and will no longer be a director or committee member following the Annual Meeting.
(2) Following the Annual Meeting, Mr. Hulme will join the Audit Committee to replace Ms. St. Claire.
(3) Mr. Dekker is not standing for re-election and will no longer be a director following the Annual Meeting.

Audit Committee
Our Audit Committee is responsible for, among other things: (i) appointing, retaining and evaluating the Company’s independent registered public accounting firm and approving all services to be performed by it; (ii) overseeing the Company’s independent registered public accounting firm’s qualifications, independence and performance; (iii) overseeing the financial reporting process and discussing with management and the Company’s independent registered public accounting firm the interim and annual financial statements that the Company files with the SEC; (iv) reviewing and monitoring the Company’s accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (v) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and (vi) reviewing and approving related person transactions.
Our Audit Committee consists of Ms. St. Claire and Messrs. Palmer and Hébert, with Mr. Palmer serving as Chairperson. Following the Annual Meeting, Mr. Hulme will replace Ms. St. Claire as a member of the Audit Committee. Our Board has determined that each of Messrs. Palmer, Hébert and Hulme qualifies as an independent director under the Nasdaq Listing Rules and the independence requirements of Rule 10A-3 under the Exchange Act of 1934, as amended (“Exchange Act”). Our Board has determined that Mr. Palmer, as a member of our Audit Committee, qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the Nasdaq Listing Rules and as set forth in his biography in the section entitled “Information Regarding Director Nominee and Continuing Directors” above.
Audit Committee Report
The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2025. The Audit Committee has discussed with Deloitte, our independent registered public accounting firm, the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from Deloitte required by the applicable PCAOB requirements for the independent accountant communications with audit committees concerning auditor independence, and has discussed the independence of Deloitte with that firm. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.
Respectfully submitted by the Members of the Audit Committee:
Duncan Palmer, Chair
Dail St. Claire
Curtis Hébert, Jr.
Compensation Committee
Our Compensation Committee is responsible for, among other things: (i) reviewing key employee compensation goals, policies, plans and programs; (ii) reviewing, and recommending to the Board for approval, the compensation for the Company’s directors and Chief Executive Officer, and recommending and approving the compensation for the Company’s other executive officers; (iii) reviewing and making recommendations to the Board regarding employment agreements and other similar arrangements between the Company and the Company’s executive officers; and (iv) administering the Company’s stock plans and other incentive compensation plans. The Compensation Committee may delegate its authority to one or more subcommittees, consisting of one or more of its members, when the Compensation Committee deems it appropriate to carry out its responsibilities.
Messrs. Hulme, van’t Hoff and Siegler are members of the Compensation Committee, with Mr. van’t Hoff serving as Chairperson. Messrs. Hulme and van’t Hoff qualify as independent directors according to the rules and regulations of the SEC and the Nasdaq Listing Rules with respect to compensation committee membership. Mr. Siegler is not an independent director as determined by the Board and is serving as a member of the Compensation Committee pursuant to the election of the Company to avail itself of the “controlled company” exemption from the requirement that all compensation committee members must be independent, as further described in the section entitled “– Director Independence” above.
Restructuring Committee
On February 18, 2026, we announced a revised strategy to deploy our innovative and proprietary liquid fuels processing technology through capital-lite opportunities. The shift in strategy is intended to identify the most effective pathways to commercialize the STG+® technology with a disciplined approach to capital allocation. Related to our revised strategy, we have implemented and intend to continue implementing aggressive cost savings initiatives targeting a 50% reduction in costs in 2026 as compared to 2025. In connection with this initiative, our Board has created a restructuring committee ("Restructuring Committee") and appointed Jonathan Siegler as the sole member.
Procedure for Nominating Directors
The Board has the responsibility of identifying suitable candidates for nomination to our Board and assessing candidate qualifications in light of the policies and principles set forth in our Corporate Governance Guidelines. The Board’s Corporate Governance Guidelines, as well as the procedures set forth in the Bylaws providing guidance for shareholders to follow in nominating Board candidates, comprise the written policies regarding stockholder nominations for directors, and the Board will consider stockholder nominations for directors (see the section entitled “Additional Information – Stockholder Proposals” below). We did not receive any stockholder nominations or recommendations for any director in connection with the Annual Meeting. The Board has authorization to fill any vacancy that may occur. In identifying or analyzing prospective director candidates, the Board may consider all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the prospective director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence, factors relating to the composition of the Board (including its size and structure) and the needs of the Board.
In evaluating director candidates in accordance with our Corporate Governance Guidelines, the Board will look for specific minimum qualifications in a candidate, including the ability to understand basic financial statements, familiarity with our business and industry, high moral character and the ability to work collegially with others. The Board seeks to nominate candidates with a diverse range of background, knowledge, experience, skills, expertise and other qualities that will contribute to the overall effectiveness of the Board.
The Board continues to evaluate the composition of the Board and the qualifications and expertise of its directors and, if deemed necessary, may retain a third-party search firm to assist the Board in identifying director candidates.
Code of Ethics and Corporate Governance Guidelines
Our Board adopted a Code of Business Conduct and Ethics in February 2023 (the “Code of Ethics”) that applies to all of our directors, officers and employees, including our principal executive officers, principal financial officer and principal accounting officer, which is available on our website. Our Code of Ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website at https://www.verdecleanfuels.com.
Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has ever been one of the Company's executive officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers that will serve as a member of our Board or our Compensation Committee.
Insider Trading Policy and Prohibition against Hedging and Pledging Transactions
We have adopted an insider trading policy (“Insider Trading Policy”) governing the purchase, sale, and/or other disposition of the Company’s common stock by officers, directors and employees designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq Listing Rules. Under the Insider Trading Policy, short sales of the Company’s securities are prohibited. This prohibition also applies to any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities. In addition, pledging of our securities as collateral for a loan (or modifying an existing pledge) is not permitted.
A copy of the Insider Trading Policy, which remains current, was filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is available on the SEC website at https://www.sec.gov.

DIRECTOR COMPENSATION
From April 2023 through February 17, 2026, the Company has paid cash compensation to each director of $70,000 per year, payable on a quarterly basis, and commencing on February 18, 2026, the cash compensation to each director was reduced to $14,000 per year. In June 2025, the Company adopted director equity compensation for the period ending on the date of the Annual Meeting in which each director received options to purchase 71,655 shares of Class A Common Stock. Mr. Hulme received an additional option to purchase 29,313 shares of Class A Common Stock (resulting in an aggregate award of options to purchase 100,968 shares of Class A Common Stock) in respect of his role as Chairman of the Board, Mr. Palmer received an additional option to purchase 13,028 shares of Class A Common Stock (resulting in an aggregate award of options to purchase 84,683 shares of Class A Common Stock) in respect of his roles as Chairperson of the Audit Committee and as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K, and Mr. van't Hoff received an additional option to purchase 9,771 shares of Class A Common Stock (resulting in an aggregate award of options to purchase 81,426 shares of Class A Common Stock) in respect of his role as Chairperson of the Compensation Committee. These options have an exercise price of $4.76 per share, vest upon the earlier of the one-year anniversary of the date of grant and the date of the Annual Meeting, (provided that such individual continues to provide services to the Company through such vesting date), and are exercisable for a term of seven years from the date of grant (the “Director Options”). The director cash compensation to be paid to Mr. Dossey was paid to Mr. Dossey’s employer, Diamondback, and Mr. Dossey did not receive any director equity compensation from the Company. Directors are also reimbursed for reasonable travel and other related expenses.
The following table sets forth amounts paid to our directors for service in 2025.
Director Compensation Table for the Year Ended December 31, 2025

Name	Fees Earned or Paid in Cash ($)(a)	Option Awards ($)(b)(d)	Total ($)
Ron Hulme	$70,000	$144,021	$214,021
Curtis Hébert, Jr.	$70,000	$102,209	$172,209
Graham van’t Hoff	$70,000	$116,146	$186,146
Duncan Palmer	$70,000	$120,792	$190,792
Jonathan Siegler	$70,000	$102,209	$172,209
Dail St. Clair	$70,000	$102,209	$172,209
Martijn Dekker	$70,000	$102,209	$172,209
Johnny Dossey (c)	$64,556	$—	$64,556

_______________

(a)	Directors are paid cash compensation for services rendered based on an annualized amount of $70,000, payable on a quarterly basis and pro-rated for partial periods.
(b)
Reflects the grant date fair value of the Director Options awarded to the directors under the 2023 Omnibus Incentive Plan (“Plan”) in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718 (FASB ASC Topic 718). The assumptions used in calculating the Director Option amounts may be found in Note 9 to the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

(c)	Mr. Dossey assigned his director cash compensation to Diamondback and Mr. Dossey did not receive any director equity compensation.
(d)	As of December 31, 2025, the number of shares of common stock underlying outstanding options (including the Director Options) held by each of our directors was as follows:

Name	Number of Shares Underlying Director Options and Other Options (#)
Ron Hulme	181,306
Curtis Hébert, Jr.	128,669
Graham van’t Hoff	138,440
Duncan Palmer	152,063
Jonathan Siegler (1)	136,443
Dail St. Clair	128,669
Martijn Dekker	128,669
_______________
(1)    In addition to his Director Options and other options, Mr. Siegler holds 20,832 restricted stock units which are fully vested and will settle on the earliest of his death, “disability” (as defined in Section 409A of the Code), a change in control (as defined in the Plan), or a “separation from service” (as defined in Section 409A of the Code).

PROPOSAL NO. 2 – RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and recommends that stockholders vote for ratification of such selection. Although we are not required by law to obtain such ratification from our stockholders, we have determined that it is desirable to do so. If our stockholders do not ratify the selection of Deloitte, the Audit Committee may reconsider its selection. The Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and our stockholders.
Deloitte has audited our financial statements since 2023. We expect that representatives of Deloitte will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.
Principal Accountant Fees and Services
The following table shows the fees for professional services rendered to the Company by Deloitte for services in respect of the years ended December 31, 2025 and 2024.

	2025	2024
Audit Fees (1)	$391,906	$498,268
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
Total Fees	$391,906	$498,268

(1)	Audit fees include fees associated with the annual audit of our consolidated financial statements, the reviews of our interim condensed consolidated financial statements, accounting and financial reporting consultations, and the issuance of consent and comfort letters in connection with registration statement filings with the SEC, and all services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements.
All of the professional services described above were pre-approved by the Audit Committee or were pre-approved in accordance with the pre-approval policy provided under the Audit Committee’s charter (the “Audit Committee Charter”), as further described below in the section entitled “– Policy on Pre-Approval of Services Performed by Independent Registered Public Accounting Firm.” The Audit Committee was provided with regular updates as to the nature of such services and fees paid for such services. All of the services and related fees described above under “audit fees,” “audit-related fees,” “tax fees,” and “all other fees” were approved by the Audit Committee pursuant to Section 202 of the Sarbanes-Oxley Act of 2002.
None of the hours expended on Deloitte’s engagement to audit the Company’s financial statements for the most recent fiscal year were attributed to work performed by persons other than Deloitte’s full-time permanent employees.
Policy on Pre-Approval of Services Performed by Independent Registered Public Accounting Firm
The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee shall review and, in its sole discretion, pre-approve all audit and permitted non-audit services to be provided by the independent auditors as provided under the Audit Committee Charter.
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally requires pre-approval of specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
Vote Required
The affirmative vote of a majority of the voting power of our shares of common stock present virtually or represented by proxy and entitled to vote on this matter at the Annual Meeting is required to ratify the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026. If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority to vote your shares on this Proposal No. 2, even if the broker does not receive voting instructions from you. An abstention will have the same effect as voting “AGAINST” the ratification of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
The Board of Directors recommends a vote “FOR” the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

EXECUTIVE OFFICERS
Set forth below is a list and biographical information for each of our executive officers as of December 31, 2025.

Name	Age	Position(s) Held
Ernest Miller	57	Chief Executive Officer (1)
George Burdette	44	Chief Financial Officer (2)
John Doyle	66	Chief Technology Officer
_______________
(1)    Mr. Miller resigned as Chief Executive Officer on March 20, 2026 and remains with the Company as a senior advisor.
(2) Mr. Burdette was appointed Chief Executive Officer by the Board on March 20, 2026 (and continues to serve as Chief Financial Officer).
Ernest Miller served as Chief Executive Officer from February 2023 until March 20, 2026 and remains a senior advisor to the Company. Mr. Miller served as our chief financial officer (“Chief Financial Officer”) from February 2023 through October 2024. Mr. Miller previously served as the chief executive officer at Intermediate (as defined below) from August 2020 until February 2023. Mr. Miller has over 25 years of experience in the commodity-driven energy sector. From September 2017 to August 2020, Mr. Miller served as the chief financial officer and chief commercial officer at Primus Green Energy, Inc. (“Primus”). Mr. Miller earned a Master of Natural Resources from Texas A&M University and a Bachelor’s of Science from the University of the South.
George Burdette has served as our Chief Executive Officer since March 20, 2026 and as our Chief Financial Officer since October 2024. Mr. Burdette is responsible for all aspects of leading the operations of the Company as well as all aspects of finance for the Company. Mr. Burdette has over 20 years of financial, commercial, corporate development, and investment management experience. Prior to joining the Company, Mr. Burdette served as chief financial officer of Arbor Renewable Gas (“Arbor”) from December 2022 through September 2024, a private equity owned renewable fuels platform. Prior to Arbor, Mr. Burdette served as chief financial officer of Itafos Conda Phospate Operations (“Itafos”) from April 2018 through October 2022, a publicly traded, global phosphate fertilizer producer (TSX-V: IFOS). Prior to Itafos, Mr. Burdette was head of project finance at First Solar (NASDAQ: FSLR), where he was responsible for project finance and commercial initiatives in the U.S., Latin America, and South Africa. Prior to First Solar, Mr. Burdette held various finance, corporate development, and investment management roles in energy infrastructure and private equity. Mr. Burdette earned a Bachelor’s of Arts in International Business and French from Wofford College and an International Master of Business Administration from the University of South Carolina.
John Doyle has served as our chief technology officer (“Chief Technology Officer”) since February 2023. Mr. Doyle previously served as the chief technology officer at Intermediate from August 2020 until February 2023. Mr. Doyle has over 25 years in the renewable energy space, taking advanced technologies from design development to commercial implementation. Prior to joining Intermediate, Mr. Doyle served as the chief project officer of Primus from 2013 to June 2020. Prior to joining Primus, Mr. Doyle was a founder and key executive at Verenium Corporation, a cellulosic ethanol company that operated for 12 years before being acquired by BP plc for approximately $120.0 million, becoming the basis for BP Biofuels. Mr. Doyle has managed approximately $1.0 billion in capital projects in the environmental and renewable energy space, including ethanol plants and large-scale pollution projects. Mr. Doyle has earned a Master of Business Administration from the University of Virginia Darden School of Business and a Bachelor’s of Science in Mechanical Engineering from Cornell University.

EXECUTIVE COMPENSATION
Overview
We are currently considered a “smaller reporting company” and an “emerging growth company” within the meaning of the Securities Act of 1933 for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures regarding executive compensation. Further, our reporting obligations extend only to “named executive officers,” which are the individuals who served as principal executive officer and the next two most highly compensated executive officers at the end of the fiscal year 2025. Our “named executive officers” for purposes of the disclosure herein (“Named Executive Officers” or “NEOs”) as of December 31, 2025 are:

Name	Principal Position
Ernest Miller(1)	Chief Executive Officer
George Burdette(2)	Chief Financial Officer
John Doyle	Chief Technology Officer
_______________
(1)    Mr. Miller resigned as Chief Executive Officer on March 20, 2026 and remains with the Company as a senior advisor.
(2) Mr. Burdette was appointed Chief Executive Officer by the Board on March 20, 2026 (and continues to serve as Chief Financial Officer).
Executive Summary and Compensation Philosophy
The Company believes it is in our stockholders’ best interests to attract, motivate and retain highly qualified individuals in critical positions by providing competitive compensation opportunities. Our guiding compensation principles endeavor to align executive compensation with our strategic objectives. Most importantly, we believe that our executive compensation programs appropriately link pay to performance and are well aligned with the long-term interests of our stockholders. We further believe that our executive compensation principles are competitive with similarly situated companies in our industry. Our Compensation Committee is responsible for establishing, implementing and maintaining the compensation program for our NEOs.
Use of Compensation Consultants and Peer Group Data
The Compensation Committee did not consult with any compensation consultant (“Compensation Consultant”) in conjunction with its executive compensation determinations during the fiscal year ending December 31, 2025.
Role of Executives in Establishing Compensation
Our Chief Executive Officer, George Burdette, does not play a role (and Mr. Miller did not play a role) in recommending compensation for NEOs (including base salary and performance-based annual and long-term cash and equity compensation), although the Chief Executive Officer participates in Compensation Committee meetings to provide background information on our business and financial and operational objectives and reviews the performance of each NEO’s contributions to achieving those objectives. Compensation Committee members develop their own views regarding the annual performance of our NEOs based on interactions with them. As required by the Nasdaq Listing Rules, our Chief Executive Officer does not participate in deliberations concerning, or vote on, the compensation arrangements for himself. The Compensation Committee approves the compensation for all NEOs.
Material Elements of Executive Compensation
The key elements of our executive compensation program include base salary, discretionary bonus eligibility, annual cash incentive bonus opportunities, and long-term incentives pursuant to equity and benefit programs.
Base Salary and Discretionary Bonus. We pay a base salary to each of our NEOs, the objective of which is to provide a fixed component of cash compensation that reflects the level of responsibility associated with the executive’s position and is competitive with the base compensation the executive could earn in a similar position at comparable companies. Base salary for our NEOs is subject to annual review by the Board in light of market compensation, tenure, individual performance, Company performance and other subjective considerations. From time to time, the Company awards discretionary bonuses to NEOs, the purpose of which is to better align executive compensation with Company performance, market value and long-term objectives. Discretionary bonus arrangements vary among NEOs and are dictated based on qualitative and quantitative performance criteria determined on a case-by-case basis.
Annual Cash Incentive Bonus Opportunities. Pursuant to the terms of their respective employment agreements, each of Messrs. Miller (for his time as CEO), Burdette and Doyle are eligible to receive an annual cash incentive bonus (an “Annual Cash Bonus”) in amounts up to 75%, 50% and 50%, respectively, of their then-applicable base salary, based upon the achievement of certain performance objectives established by the Board at its sole discretion, which goals may extend over multiple years. Performance objectives include the achievement of milestones with respect to development projects (final investment decision and achievement of commercial operations) and the execution of licensing arrangements.
Long-Term Incentives. Under the Plan, which was approved by shareholders in January 2023 and became effective in February 2023, the Compensation Committee may grant awards to participants in the form of options, stock appreciation rights, restricted shares, restricted stock units, performance-based awards, other stock-based awards, other cash-based awards or any combination of the foregoing to NEOs and other officers, consultants and employees. Equity awards granted under the Plan may be based on recommendations from the Chief Executive Officer (other than for himself), the participant’s level of responsibility and the participant’s total compensation.
In June 2025, Messrs. Miller, Burdette and Doyle were granted options under the Plan to purchase 579,102, 390,845 and 390,845 shares of Class A Common Stock, respectively, at an exercise price of $4.76 per-share that time-vest ratably on an annual basis over a four-year period (providing such employee remains continuously employed by the Company through such vesting dates) and have a term of seven years (such award with respect to Mr. Miller, the “2025 Miller Option Award”, such award with respect to Mr. Burdette, the “2025 Burdette Option Award”, and such award with respect to Mr. Doyle, the “2025 Doyle Option Award”).
In May 2024, Messrs. Miller and Doyle were granted options under the Plan to purchase 460,776 and 310,985 shares of Class A Common Stock, respectively, at an exercise price of $5.99 per-share that time-vest ratably on an annual basis over a four-year period (providing such employee remains continuously employed by the Company through such vesting dates) and have a term of seven years (such award with respect to Mr. Miller, the “2024 Miller Option Award”, and such award with respect to Mr. Doyle, the “2024 Doyle Option Award”).
In October 2024, Mr. Burdette was granted an option under the Plan to purchase 310,985 shares of Class A Common Stock at an exercise price of $5.99 per-share that time-vest 25% on May 29, 2025 and 25% on each of the first, second and third anniversaries of May 29, 2025, (providing such employee remains continuously employed by the Company through such vesting dates), and has a term expiring on May 29, 2031 (the “2024 Burdette Option Award”).
Executive Employment Agreements. In April 2023, we entered into an executive employment agreement with each of Mr. Miller, our prior Chief Executive Officer, and Mr. Doyle, Chief Technology Officer (respectively, the “Miller Agreement” and the “Doyle Agreement”). In September 2024, we entered into an executive employment agreement with Mr. Burdette, our current Chief Executive Officer and Chief Financial Officer (“Burdette Agreement”), effective as of October 2024. The Miller Agreement and Doyle Agreement each provide for an initial four-year term ending on February 15, 2027, and the Burdette Agreement provides for an initial four-year term ending on October 1, 2028 (each, the “Initial Term”).
The Miller Agreement provides for, among other things, (i) an annualized base salary of $508,000, (ii) eligibility to receive an Annual Cash Bonus and (iii) participation in the Company’s employee benefit and welfare plans. Mr. Miller resigned as our Chief Executive Officer on March 20, 2026 and he remains a senior advisor under the Miller Agreement whereby he received his base salary through April 15, 2026 with no further base salary compensation thereafter, and continues to receive benefits. Pursuant to the Miller Agreement, if Mr. Miller’s employment is terminated by the Company during the Initial Term without “cause” (and other than as a result of his death or disability) or if Mr. Miller resigns for “good reason” (each as defined in the Miller Agreement), Mr. Miller will receive, subject to his execution and non-revocation of a release of claims against the Company and his continued compliance with restrictive covenants: (i) a cash severance payment equal to 1.5 times his then-current base salary, payable in substantially equal installments over a period of 18 months; and (ii) a cash severance payment equal to 2.625 times his then-current base salary, payable in a lump sum within 60 days following the termination date, if such qualifying termination occurs within 24 months following a change in control (as defined in the Plan); provided, however, that in the event that either (i) Mr. Miller’s termination of employment is in connection with the wind down of the Company or (ii) a notice to proceed is not reached on a facility by February 15, 2025, and Mr. Miller’s termination of employment occurs following February 15, 2025, as determined by the Board in its sole discretion, no severance will be payable.
The Doyle Agreement provides for, among other things, (i) an annualized base salary of $400,000, (ii) eligibility to receive an Annual Cash Bonus and (iii) participation in the Company’s employee benefit and welfare plans. Pursuant to the Doyle Agreement, if Mr. Doyle’s employment is terminated by the Company during the Initial Term without “cause” (and other than as a result of his death or disability) or if Mr. Doyle resigns for “good reason” (each as defined in the Doyle Agreement), Mr. Doyle will receive, subject to his execution and non-revocation of a release of claims against the Company and his continued compliance with restrictive covenants: (i) a cash severance payment equal to 1.5 times his then-current base salary, payable in substantially equal installments over a period of 18 months; and (ii) a cash severance payment equal to 2.25 times his then-current base salary, payable in a lump sum within 60 days following the termination date, if such qualifying termination occurs within 24 months following a change in control (as defined in the Plan); provided, however, that in the event that either (i) Mr. Doyle’s termination of employment is in connection with the wind down of the Company or (ii) a notice to proceed is not reached on a facility by February 15, 2025, and Mr. Doyle’s termination of employment occurs following February 15, 2025, as determined by the Board in its sole discretion, no severance will be payable.
The Burdette Agreement provides for, among other things, (i) an annualized base salary of $400,000, (ii) eligibility to receive an Annual Cash Bonus, and (iii) participation in the Company’s employee benefit and welfare plans. Pursuant to the Burdette Agreement, if Mr. Burdette’s employment is terminated by the Company during the Initial Term without “cause” (and other than as a result of his death or disability) or if Mr. Burdette resigns for “good reason” (each as defined in the Burdette Agreement), Mr. Burdette will receive, subject to his execution and non-revocation of a release of claims against the Company and his continued compliance with restrictive covenants: (i) a cash severance payment equal to 1.5 times his then-current base salary, payable in substantially equal installments over a period of 18 months; and (ii) a cash severance payment equal to 2.25 times his then-current base salary, payable in a lump sum within 60 days following the termination date, if such qualifying termination occurs within 24 months following a change in control (as defined in the Plan); provided, however, that in the event that either (i) Mr. Burdette’s termination of employment is in connection with the wind down of the Company or (ii) a notice to proceed is not reached on a facility by February 15, 2025, and Mr. Burdette’s termination of employment occurs following February 15, 2025, as determined by the Board in its sole discretion, no severance will be payable.
The Board has determined that no notice to proceed was reached on a facility on or before February 15, 2025. Following the expiration of the Initial Term, the employment relationship will continue on an “at-will” basis, and the Company will have no obligation to provide the severance benefits described above upon any termination of employment. Additionally, the Agreements contain certain restrictive covenants regarding confidential information, non-competition, non-solicitation, and non-disparagement.
Incentive Compensation Awarded by Holdings. In 2020, Messrs. Miller and Doyle received compensation from Holdings prior to the Business Combination (as defined below) with the Company which was restructured as part of the closing of the Business Combination and is described in the section entitled “Certain Relationships and Related Party Transactions – Compensation Payable by Holdings to Two of Our Named Executive Officers” below.
Employee and Retirement Benefits. We currently provide broad-based health and welfare benefits that are available to our full-time employees, including our NEOs, including health, life, vision and dental insurance. In addition, we currently make available a retirement plan intended to provide benefits under Section 401(k) of the Code, pursuant to which employees (including our NEOs) may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the plan. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Our 401(k) plan does not provide for any employer contributions. All contributions under our 401(k) plan are subject to certain annual dollar limitations in accordance with applicable laws, which are periodically adjusted for changes in the cost of living. Other than the 401(k) plan, we do not provide any qualified or non-qualified retirement or deferred compensation benefits to our employees, including our NEOs.
Termination and Change in Control Payments. Each of Messrs. Miller, Burdette and Doyle have post-termination benefits under the Miller Agreement, the Burdette Agreement and the Doyle Agreement, as applicable, which are described above.
With respect to options granted in 2024 to Messrs. Miller, Burdette and Doyle, upon a change in control (as defined in the Plan), such options shall vest in full. With respect to options granted in 2024, upon the respective termination of either Messrs. Miller’s, Burdette's or Doyle’s employment or services to the Company, other than for cause (as defined in the Plan), by the Company (or a voluntary termination after an occurrence of an event that would be grounds for termination for cause by the Company), a prorated portion of the options that remains unvested as of such date will become vested with respect to a number of shares equal to (x) 25% of the shares underlying the option award, times (y) a fraction equal to (A) the number of days as of the date of such termination of service that have elapsed since the immediately preceding vesting date or, if none, the grant date, divided by (B) 365.
With respect to options granted in 2025 to Messrs. Miller, Burdette and Doyle, under certain circumstances upon a termination of employment in connection with a change of control, (as defined in the Plan), such options shall vest in full. With respect to options granted in 2025, upon the respective termination of Mr. Miller’s, Mr. Burdette’s or Mr. Doyle's employment or services to the Company, other than for cause, (as defined in the Plan), by the Company (or a voluntary termination after an occurrence of an event that would be grounds for termination for cause by the Company), a prorated portion of the options that remains unvested as of such date will become vested with respect to a number of shares equal to (x) 25% of the shares underlying the option award, times (y) a fraction equal to (A) the number of days as of the date of such termination of service that have elapsed since the immediately preceding vesting date or, if none, the grant date, divided by (B) 365.

Perquisites. We may provide customary incidental perquisites to our NEOs. There were no perquisites provided to our NEOs during 2025 requiring disclosure in the Summary Compensation Table.
Tax Implications
The Compensation Committee awards compensation to our NEOs as it deems appropriate to meet our overall compensation objectives, even though it may not be fully deductible for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). In general, Section 162(m) of the Code prevents publicly held corporations from deducting, for federal income tax purposes, compensation paid in excess of $1,000,000 to certain executives. Historically, however, this deduction limitation did not apply to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. In certain situations, the Compensation Committee may have approved, and may approve in the future, compensation that does not meet the requirements of Section 162(m) of the Code in order to ensure competitive levels of total compensation for our executive officers.
Compensation Policies and Practices as they Relate to Risk Management
The Company’s management has reviewed its compensation policies and practices in conjunction with the Compensation Committee to determine if these policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. The Company’s basic compensation structure, as described above, includes base salaries, discretionary bonuses and incentive equity compensation. In light of this review of the compensation structure and its mix of both fixed and variable compensation, the Company concluded that there are no risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on the Company.
Policies and Practices Related to the Grant of Options Close in Time to the Release of Material Nonpublic Information
The Company grants awards of stock options. The Board does not maintain a written policy regarding the timing of awards of stock options in relation to the disclosure of material non-public information. Neither the Board nor the Compensation Committee takes material nonpublic information into account when determining the timing and terms of equity-based awards, including stock options, and, during 2025, the Company did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Summary Compensation Table
The following table summarizes the total compensation paid to or earned by each of the NEOs for the fiscal years ended December 31, 2025 and 2024, as well as the grant date fair values of share-based compensation awarded to such officers during such fiscal years, calculated in accordance with FASB ASC Topic 718.

Name and Principal Position		Salary ($)	Cash Bonus ($)	Option Awards ($)(a)	Total ($)
Ernest Miller	2025	$508,000	$152,400	$826,031	$1,486,431
Chief Executive Officer	2024	$508,000	$—	$640,479	$1,148,479

George Burdette	2025	$400,000	$20,000	$557,501	$977,501
Chief Financial Officer	2024	$100,000	$—	$410,500	$510,500

John Doyle	2025	$400,000	$80,000	$557,501	$1,037,501
Chief Technology Officer	2024	$400,000	$—	$432,269	$832,269
__________________
(a)    Reflects the grant date fair value of stock option awards granted to the NEOs pursuant to their respective employment agreements in accordance with FASB ASC Topic 718. The assumptions used in calculating the stock option award amounts may be found in Note 9 to the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Outstanding Equity Awards at 2025 Fiscal Year-End Table
The following table contains information regarding outstanding equity awards as of December 31, 2025 for each of the NEOs.

	Option Awards(a)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Ernest Miller	6/2/2025(b)	—	579,102	4.76	6/2/2032
	5/29/2024(c)	115,194	345,582	5.99	5/29/2031
	4/25/2023(d)	—	494,907	11.00	4/25/2030
	8/7/2020(e)	336	—	N/A	N/A
	8/7/2020(e)	500	—	N/A	N/A

George Burdette	6/2/2025(b)	—	390,845	4.76	6/2/2032
	10/2/2024(f)	77,746	233,239	5.99	5/29/2031

John Doyle	6/2/2025(b)	—	390,845	4.76	6/2/2032
	5/29/2024(c)	77,746	233,239	5.99	5/29/2031
	4/25/2023(d)	—	334,021	11.00	4/25/2030
	8/7/2020(e)	80	—	N/A	N/A
________________
(a)    Reflects stock option awards held by the NEOs and incentive units held by each of Messrs. Miller and Doyle as of December 31, 2025. The incentive units represent profits interests in Holdings, our parent company prior to the closing of the Business Combination, and, while we believe the incentive units are most analogous to the stock option awards held by the NEOs, the incentive units are not traditional options; therefore, there is no exercise price or option expiration date associated therewith.
(b)    Reflects the 2025 Miller Option Award with respect to Mr. Miller, the 2025 Burdette Option Award with respect to Mr. Burdette, and the 2025 Doyle Option Award with respect to Mr. Doyle, and such awards vest in equal annual installments on each of the first four anniversaries of the grant date, subject to such NEO’s continued employment through the applicable vesting date, to be accelerated under certain circumstances upon a termination of employment in connection with a change of control (as defined in the Plan).
(c)    Reflects the 2024 Miller Option Award with respect to Mr. Miller and the 2024 Doyle Option Award with respect to Mr. Doyle, and such awards vest in equal annual installments on each of the first four anniversaries of the grant date, subject to such NEO’s continued employment through the applicable vesting date, to be accelerated upon a change of control (as defined in the Plan).
(d)    Reflects the stock options granted in 2023 to Messrs. Miller and Doyle and such awards vest in equal annual installments on each of the first four anniversaries of the grant date, subject to such NEO’s continued employment through the applicable vesting date, to be accelerated upon a change of control, but are not exercisable until April 15, 2027.
(e)    Upon the closing of the Business Combination all incentive units held by Mr. Miller and Mr. Doyle were fully vested. See “Certain Relationships and Related Party Transactions – Compensation Payable by Holdings to Two of Our Named Executive Officers” for additional information on these awards.
(f)    Reflects the 2024 Burdette Option Award with respect to Mr. Burdette, and such award vests 25% on May 29, 2025 and 25% on each of the first, second and third anniversaries of May 29, 2025, subject to Mr. Burdette’s continued employment through the applicable vesting date, to be accelerated upon a change of control.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Audit Committee Charter provides for the review, approval and/or ratification by the Audit Committee of “related party transactions,” which are those transactions required to be disclosed pursuant to Item 404 of Regulation S-K as promulgated by the SEC. The Audit Committee shall be provided with the details of each new, existing, or proposed related party transaction, including the terms of the transaction, any contractual restrictions that the Company has already committed to, the business purpose of the transaction, and the benefits of the transaction to the Company and to the relevant related party. Any member of the Audit Committee who has an interest in the related party transaction under review by the Audit Committee shall abstain from voting on the approval of the related party transaction, but may, if so requested by the Chairperson of the Audit Committee, participate in some or all of the Audit Committee’s discussions of the related party transaction. Upon completion of its review of the related party transaction, the Audit Committee may determine to permit or to prohibit the related party transaction.
Business Combination and Related Transactions
General
On February 15, 2023 (the “Closing Date”), we consummated (the “Closing”) a business combination (the “Business Combination”) pursuant to that certain business combination agreement, dated as of August 12, 2022 (“Business Combination Agreement”), by and among CENAQ Energy Corp. (“CENAQ”), a Delaware corporation, Verde Clean Fuels OpCo, LLC, a Delaware limited liability company and a wholly owned subsidiary of CENAQ (“OpCo”), Holdings, Bluescape Clean Fuels Intermediate Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Holdings (“Intermediate”), and CENAQ Sponsor LLC (the “Sponsor”). Immediately upon the completion of the Business Combination, CENAQ was renamed as “Verde Clean Fuels, Inc.”
Pursuant to the Business Combination Agreement: (i) CENAQ filed a fourth amended and restated certificate of incorporation with the Secretary of State of the State of Delaware reflecting the name change to “Verde Clean Fuels, Inc.” and increasing the number of authorized shares of Verde Clean Fuels’ capital stock, par value $0.0001 per share, to 376,000,000 shares, consisting of (A) 350,000,000 shares of Class A Common Stock, (B) 25,000,000 shares of Class C Common Stock, and (C) 1,000,000 shares of preferred stock, par value $0.0001 per share; (ii) (A) CENAQ contributed to OpCo (1) all of its assets (excluding its interests in OpCo and the aggregate amount of cash required to satisfy any exercise by CENAQ stockholders of their Redemption Rights (as defined below)) and (2) 22,500,000 newly issued shares of Class C Common Stock (such shares, the “Holdings Class C Shares”) and (B) in exchange therefor, OpCo issued to CENAQ a number of Class A common units of OpCo (the “Class A OpCo Units”) equal to the number of total shares of Class A Common Stock issued and outstanding immediately after the consummation of the transactions (the “Transactions”) contemplated by the Business Combination Agreement (such transactions, the “SPAC Contribution”); and (iii) immediately following the SPAC Contribution, (A) Holdings contributed to OpCo 100% of the issued and outstanding limited liability company interests of Intermediate and (B) in exchange therefor, OpCo transferred to Holdings (1) 22,500,000 Class C common units of OpCo (the “Class C OpCo Units” and, together with the Class A OpCo Units, the “OpCo Units”) and (2) the Holdings Class C Shares (such transactions, the “Holdings Contribution”). Additionally, the following transactions occurred in connection with the Business Combination:
•    The issuance and sale of 3,200,000 shares of Class A Common Stock for a purchase price of $10.00 per share (Holdings purchased 800,000 of these shares of Class A Common Stock), for an aggregate purchase price of $32,000,000, in a private placement (the “PIPE Financing”);
•    An aggregate of $158.8 million was paid from the CENAQ trust account to holders of 15,403,880 shares of Class A Common Stock that exercised their redemption rights (“Redemption Rights”) and the balance of $19,031,516 of proceeds from CENAQ’s trust account related to non-redeeming holders of 1,846,120 shares of Class A Common Stock were released from trust and delivered to Verde Clean Fuels as part of the Business Combination;
•    We repaid $3,750,000 of capital contributions made by Holdings and paid $10,043,793 of transaction expenses including deferred underwriting fees of $1,700,000;
•    As additional consideration for the Holdings Contribution, the Company will cause OpCo to transfer to Holdings up to 3,500,000 Class C OpCo Units and a corresponding 3,500,000 shares of Class C Common Stock (the “Earn Out Equity”), upon the occurrence of a Triggering Event (as defined below). A Triggering Event occurs on the date on which the Company’s Class A Common Stock’s volume-weighted average share price for any 20 trading days within any period of 30 consecutive trading days during the period between the Closing Date, being February 15, 2023, and the earlier of the five-year anniversary of the Closing Date or the date a Company Sale (as defined in the Business Combination Agreement) is consummated (the “Earn Out Period”) is greater than or equal to $15.00 (“Triggering Event I”) or $18.00 (“Triggering Event II” and, together with Triggering Event I, “Triggering Event”). Upon the occurrence of Triggering Event I within the Earn Out Period, an aggregate of 1,750,000 Class C OpCo Units and a corresponding 1,750,000 shares of Class C Common Stock will be transferred to Holdings, and upon the occurrence of Triggering Event II within the Earn Out Period, an aggregate of 1,750,000 Class C OpCo Units and a corresponding 1,750,000 shares of Class C Common Stock will be transferred to Holdings. If there is a Company Sale during the Earn Out Period pursuant to which the Company or any of its holders of Class A Common Stock have the right to receive consideration implying a value per share of Class A Common Stock that is greater than or equal to the applicable price specified in the Triggering Events, any Earn Out Equity that has not previously transferred will be deemed to have been transferred immediately prior to the closing of such Company Sale, and Holdings will be eligible to participate in such Company Sale with respect to the Earn Out Equity deemed transferred on the same terms, and subject to the same conditions, as apply to the holders of Class A Common Stock generally. Upon consummation of a Company Sale, the Earn Out Period will terminate and Holdings will have no further right to receive or earn the Earn Out Equity other than in accordance with the Triggering Events, with respect to such Company Sale;
•    The Sponsor agreed to forfeit 2,475,000 of its Private Placement Warrants (as defined below), retaining 2,475,000 Private Placement Warrants for which it paid $2,475,000 to CENAQ in a private placement transaction that occurred concurrent with the closing of the initial public offering;
•    The Sponsor agreed to subject 3,234,375 shares (the “Sponsor Subject Shares”) of its 3,487,500 shares of Class A Common Stock received upon conversion of its founder shares to forfeiture if a Triggering Event, does not occur during the time period between the Closing Date, being February 15, 2023, and the earlier of (i) the five-year anniversary of the Closing Date or (ii) the date a Company Sale is consummated (the “Forfeiture Period”); 50% of the Sponsor Subject Shares will no longer be subject to forfeiture if Triggering Event I occurs during the Forfeiture Period and the balance of 50% of the Sponsor Subject Shares will no longer be subject to forfeiture if Triggering Event II occurs during the Forfeiture Period. If during the Forfeiture Period there is a Company Sale pursuant to which the Company or its holders of Class A Common Stock have the right to receive consideration implying a per share value of Class A Common Stock of greater than or equal to $15.00 or $18.00, respectively, then a Triggering Event will be deemed to have occurred. If neither Triggering Event occurs during the Forfeiture Period, upon the expiration of the Forfeiture Period, the Sponsor Subject Shares will immediately be forfeited to the Company for no consideration and immediately cancelled;
•    The forfeiture by underwriters of 189,750 shares of Class A Common Stock; and
•    The issuance of 253,125 and 825,000 shares of Class A Common Stock to the Sponsor and certain other investors in CENAQ’s initial public offering upon conversion of shares of Class B common stock of CENAQ.

Total proceeds raised from the Business Combination were $51,122,970 consisting of $32,000,000 in PIPE Financing proceeds, $19,031,516 from the CENAQ trust, and $91,454 from the CENAQ operating account offset by $10,043,793 in transaction expenses which were recorded as a reduction to additional paid in capital, and offset by a $3,750,000 capital repayment to Holdings, resulting in net proceeds of $37,329,178. As of the consummation of the Business Combination, there were (i) 31,858,620 shares of our common stock issued and outstanding, comprised of 9,358,620 shares of Class A Common Stock and 22,500,000 shares of Class C Common Stock and (ii) 2,475,000 shares of our Class A Common Stock reserved for issuance upon exercise of 2,475,000 private placement warrants originally issued by CENAQ (“Private Placement Warrants”) and 12,937,479 shares of our Class A Common Stock reserved for issuance upon exercise of our 12,937,479 public warrants issued in the initial public offering (“Public Warrants” and, together with the Private Placement Warrants, the “Warrants”). Each of the Warrants is currently exercisable to purchase one share of Class A Common Stock at $11.50 per share on or prior to February 15, 2028, except for 29,216 Public Warrants that were exercised for cash of $335,984 in connection with the issuance of 29,216 shares of Class A Common Stock during the fiscal year beginning January 1, 2023.
Prior to the Business Combination, Verde Clean Fuels, previously CENAQ, was a special purpose acquisition company (“SPAC”) incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.
Pursuant to Accounting Standards Codification (“ASC”) 805 – Business Combinations (“ASC 805”), the Business Combination was accounted for as a common control reverse recapitalization where Intermediate was deemed the accounting acquirer and Verde Clean Fuels was treated as the accounting acquiree, with no goodwill or other intangible assets recorded, in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Business Combination was not treated as a change in control of Intermediate. This determination reflects Holdings holding a majority of the voting power of Verde Clean Fuels, Intermediate’s pre-Business Combination operations being the majority post-Business Combination operations of Verde Clean Fuels, and Intermediate’s management team retaining similar roles at Verde Clean Fuels. Further, Holdings continues to control the Company’s Board through its majority voting rights. Under ASC 805, the assets, liabilities, and noncontrolling interests of Intermediate are recognized at their carrying amounts on the date of the Business Combination.
Following the completion of the Business Combination, the combined company is organized in an “Up-C” structure and the only direct assets of Verde Clean Fuels consists of equity interests in OpCo, whose only direct assets consists of equity interests in Intermediate. The up-C structure allows Holdings to retain its equity ownership through OpCo, an entity that is classified as a partnership for U.S. federal income tax purposes, in the form of Class C OpCo Units, and provides potential future tax benefits for Verde Clean Fuels when the holders of Class C OpCo Units ultimately exchange their Class C OpCo Units and shares of the Company’s Class C Common Stock for shares of Class A Common Stock. We are the sole managing member of OpCo. As such, we consolidate OpCo, and the unitholders that hold economic interests directly in OpCo are presented as redeemable noncontrolling interests in our financial statements.
Holders of Class C OpCo Units, other than Verde Clean Fuels, have the right (a “redemption right”), subject to certain limitations, to exchange all or a portion of its Class C OpCo Units and a corresponding number of shares of Class C Common Stock for, at OpCo’s election, (i) shares of Class A Common Stock on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, or (ii) an equivalent amount of cash.
Promissory Note with the Sponsor
On February 15, 2023, the Company entered into a promissory note with the Sponsor totaling $409,612 (the “Promissory Note”), which cancelled and superseded all prior promissory notes. The Promissory Note and the entire principal balance of the Promissory Note was payable on February 15, 2024 in cash or in shares at the Company’s election. On February 15, 2024, the Company settled the Promissory Note through the issuance of 40,961 shares of its Class A Common Stock to the Sponsor at a conversion price of $10.00 per share as payment in full for this obligation.
PIPE Transaction in Connection with the Closing
In August 2022, concurrently with the execution of the Business Combination Agreement, certain investors (the “Original PIPE Investors”) entered into separate subscription agreements (the “Original Subscription Agreements”) with CENAQ, pursuant to which the Original PIPE Investors agreed to purchase, and CENAQ agreed to sell to the Original PIPE Investors, an aggregate of 8,000,000 shares of Class A Common Stock, for a purchase price of $10.00 per share, or an aggregate purchase price of $80,000,000, in a private placement (the “Original PIPE”). Of the 8,000,000 shares of Class A Common Stock subscribed for in the Original PIPE, Arb Clean Fuels Management LLC (“Arb Clean Fuels”), an entity affiliated with a member of the Sponsor, agreed to purchase, and CENAQ agreed to sell to Arb Clean Fuels, 7,000,000 shares of Class A Common Stock (the “Committed Amount”) for an aggregate purchase price of $70,000,000 (the “Committed Purchase Price”); provided, that, under its subscription agreement (the “Arb Subscription Agreement”), to the extent the funds in CENAQ’s trust account (the “Trust Account”) immediately prior to the Closing, after giving effect to the exercise of stockholder’s redemption rights, exceed $17,420,000, the Committed Amount will be reduced by one share of Class A Common Stock for every $10.00 in excess of $17,420,000 in the Trust Account; provided, further, that in no event will the Committed Amount be reduced by more than 2,000,000 shares of Class A Common Stock or the Committed Purchase Price be reduced by more than $20,000,000 (the “Reduction Option”).
On February 13, 2023, Arb Clean Fuels and CENAQ entered into an amendment to the Arb Subscription Agreement (the “Arb Amendment”), pursuant to which, among other things, (i) the Committed Amount was lowered to 1,500,000 shares of Class A Common Stock for an aggregate purchase price of $15,000,000 and the Reduction Option was removed, (ii) certain investors associated with Arb Clean Fuels (the “Arb Investors”) agreed to purchase shares of Class A Common Stock at the per share redemption price of approximately $10.31 per share (the “Per Share Redemption Price”) in an aggregate amount equal to or greater than $14,250,000 from CENAQ’s redeeming stockholders and (iii) if the Arb Investors purchased shares of Class A Common Stock in an amount equal to or greater than $14,250,000, CENAQ will terminate the Arb Subscription Agreement on or prior to the Closing. On February 14, 2023, CENAQ and Arb Clean Fuels agreed to terminate the Arb Subscription Agreement due to the Arb Investors purchasing shares of Class A Common Stock in an amount equal to or greater than $14,250,000 (the “Arb Termination”). On February 14, 2023, CENAQ and an Original PIPE Investor who agreed to purchase 200,000 shares of Class A Common Stock (the “Terminating PIPE Investor”) for an aggregate purchase price of $2,000,000 in the Original PIPE agreed to terminate such Terminating PIPE Investor’s subscription agreement (together with the Arb Termination, the “Terminations”) due to the Terminating PIPE Investor purchasing 387,973 shares of Class A Common Stock at the Per Share Redemption Price and for an aggregate amount of approximately $4,000,000 from CENAQ’s redeeming stockholders.
On February 10, 2023 and February 13, 2023, CENAQ entered into separate subscription agreements (collectively, the “New Subscription Agreements” and, together with the Original Subscription Agreements, the “Subscription Agreements”) with a number of investors (collectively, the “New PIPE Investors” and, together with the Original PIPE Investors, the “PIPE Investors”), pursuant to which the New PIPE Investors agreed to purchase, and CENAQ agreed to sell to the New PIPE Investors, an aggregate of 2,400,000 shares of Class A Common Stock (the “New PIPE Shares”) for a purchase price of $10.00 per share, or an aggregate purchase price of $24,000,000, in a private placement (the “New PIPE”). The New PIPE Investors include Cottonmouth and a European-based clean technology fund.

The Company received $32,000,000 in proceeds from the Original PIPE (after taking into account the Terminations) and the New PIPE.
A&R Registration Rights Agreement
In connection with the Closing, that certain registration rights agreement dated August 17, 2021 (the “IPO Registration Rights Agreement”) was amended and restated by the Company, certain persons and entities holding securities of CENAQ prior to the Closing (the “Initial Holders”) and certain persons and entities that received Class A Common Stock (including the Sponsor and Holdings) and Class C Common Stock (including Holdings) pursuant to the Business Combination Agreement (together with the Initial Holders, the “Reg Rights Holders”) (the “BCA Registration Rights Agreement”). Pursuant to the BCA Registration Rights Agreement, we filed and obtained effectiveness of a registration statement registering the resale of certain securities held by or issuable to the Reg Rights Holders. In certain circumstances, the Reg Rights Holders can demand the Company’s assistance with underwritten offerings and block trades, and the Reg Rights Holders are entitled to certain piggyback registration rights. The BCA Registration Rights Agreement does not provide for the payment of any cash penalties by the Company if it fails to satisfy any of its obligations under the BCA Registration Rights Agreement.
In connection with the closing of the 2025 PIPE Investment (as defined below), on January 29, 2025, the BCA Registration Rights Agreement was amended and restated by the Company, Cottonmouth and the other parties thereto to add Cottonmouth as a party (the “A&R Registration Rights Agreement”), as further described in the section entitled “– Cottonmouth Transactions – 2025 PIPE Financing” below.
Amended Equity Participation Right Agreement
In connection with CENAQ entering into the New Subscription Agreement with Cottonmouth in February 2023, on February 13, 2023, CENAQ and OpCo entered into an equity participation right agreement (the “Participation Right Agreement”), with Cottonmouth, pursuant to which, among other things, CENAQ and OpCo granted Cottonmouth the right to participate between 50% to 65% in the ownership of certain future project facilities of the Company through December 31, 2043. In addition, the Participation Right Agreement allows the Company and OpCo to participate in certain future project facilities brought forth by Cottonmouth. Additionally, we granted certain contractual preemptive rights to Cottonmouth relating to the sale of equity securities in the Company for a period of five years.
In connection with the closing of the 2025 PIPE Investment, on January 29, 2025, the Participation Right Agreement was amended by the Company and Cottonmouth to remove the contractual preemptive rights with respect to the Company’s equity securities granted to Cottonmouth under the Participation Right Agreement (the “Amended Participation Right Agreement”), as further described in the section entitled “– Cottonmouth Transactions – 2025 PIPE Financing” below.
Cottonmouth Transactions
2025 PIPE Financing
On December 18, 2024, we entered into a Class A Common Stock Purchase Agreement with Cottonmouth (the “Purchase Agreement”), pursuant to which we agreed to issue and sell to Cottonmouth in a private placement an aggregate of 12,500,000 shares of our Class A Common Stock at a price of $4.00 per share for an aggregate purchase price of $50 million (the “2025 PIPE Investment”). Closing of the 2025 PIPE Investment occurred on January 29, 2025.

In connection with the closing of the 2025 PIPE Investment, on January 29, 2025, the Company (i) entered into the A&R Registration Rights Agreement, as described under the section entitled “Business Combination and Related Transactions – A&R Registration Rights Agreement” above, (ii) entered into the Amended Participation Right Agreement, as described in the section entitled “Business Combination and Related Transactions – Amended Equity Participation Right Agreement” above, and (iii) filed the Charter with the Delaware Secretary of State, as described in the section entitled “Information Regarding the Board and Corporate Governance – Cottonmouth Director Designee Right Pursuant to the Charter” above.
Joint Development Agreement
In February 2024, the Company and Cottonmouth entered into a joint development agreement (the “JDA”) related to the proposed development, construction, and operation of a natural gas-to-gasoline plant in the Permian Basin utilizing Verde’s STG+® technology and associated natural gas from Diamondback’s operations (the “Permian Basin Project”). The JDA frames the contracts contemplated to be entered into between the parties, and outlines the conditions precedent for the parties to enter into definitive documents and achieve final investment decision (“FID”) to proceed with the Permian Basin Project. The JDA conditions precedent include finalizing applicable project contracts, obtaining necessary permits, obtaining project financing on terms satisfactory to each party, and receiving FID by each party. Under the terms of the JDA, 65% of the approved development costs that we incurred in connection with the Permian Basin Project (including front-end engineering and design (“FEED”) costs) were reimbursed by Cottonmouth. For the fiscal year ended December 31, 2025, we received $7.1 million of reimbursements from Cottonmouth under the JDA related to costs incurred in connection with our FEED arrangement with Chemex (discussed below).
In February 2026, the Company suspended development of the Permian Basin Project primarily as a result of changing market conditions driven by increasing demand for natural gas in the Permian Basin. For the year ended December 31, 2025, the Company recorded an impairment of the full carrying value of its construction in progress assets related to the Permian Basin Project.

Shaw
In June 2024, the Company entered into a contract with Chemex, a Shaw company, for a FEED study related to the Permian Basin Project. Also in June 2024, the parent organization of Holdings, through a separate subsidiary, made an unrelated preferred equity investment in the Shaw Group and, in connection with the investment, Jonathan Siegler, a Company director, was appointed as a director of Shaw. The FEED study was completed in December 2025; however, the Permian Basin Project was suspended in February 2026. Total FEED study costs incurred during the year ended December 31, 2025, were $9.2 million, net of amounts reimbursable by Cottonmouth of $6.0 million.
Five Star Clean Fuels
A subsidiary of the Company is a party to a letter agreement with Five Star Clean Fuels LLC, formerly known as Arb Clean Fuels (“Five Star Clean Fuels”). The letter agreement purports to grant Five Star Clean Fuels certain non-exclusive rights to utilize the STG+® technology and reflects an intent to enter into mutually acceptable to be negotiated agreements related to a potential site in Odessa, Texas. Martijn Dekker, a Company director not standing for re-election as a director at the Annual Meeting, is an officer and director of Five Star Clean Fuels and his affiliate has an ownership interest in Five Star Clean Fuels.
On February 27, 2026, Five Star Clean Fuels filed an original petition against the Company seeking a declaratory judgment that a letter agreement between a subsidiary of the Company and a predecessor of Five Star Clean Fuels constituted a binding contract that effectuates a grant to Five Star Clean Fuels of certain non-exclusive rights to utilize the STG+® technology. The petition primarily seeks non-monetary relief other than court costs and attorney fees. The Company intends to defend its position against the claim.
Tax Receivable Agreement
On the Closing Date, in connection with the consummation of the Business Combination, Verde Clean Fuels entered into a tax receivable agreement (the “Tax Receivable Agreement”) with Holdings (together with its permitted transferees, the “TRA Holders,” and each a “TRA Holder”). Pursuant to the Tax Receivable Agreement, Verde Clean Fuels is required to pay each TRA Holder 85% of the amount of net cash savings, if any, in U.S. federal, state and local income and franchise tax that Verde Clean Fuels actually realizes (computed using certain simplifying assumptions) or is deemed to realize in certain circumstances in periods after the Closing Date as a result of, as applicable to each such TRA Holder, (i) certain increases in tax basis that occur as a result of Verde Clean Fuels’ acquisition (or deemed acquisition for U.S. federal income tax purposes) of all or a portion of such TRA Holder’s Class C OpCo Units pursuant to the exercise of the OpCo exchange right, a mandatory exchange or the call right (collectively referred to as “Exchange Right, a Mandatory Exchange or the Call Right”) and (ii) imputed interest deemed to be paid by Verde Clean Fuels as a result of, and additional tax basis arising from, any payments Verde Clean Fuels makes under the Tax Receivable Agreement. Verde Clean Fuels will retain the benefit of the remaining 15% of these net cash savings. The Tax Receivable Agreement contains a payment cap of $50,000,000 (the “Payment Cap”), which applies only to certain payments required to be made in connection with the occurrence of a change of control. The Payment Cap would not be reduced or offset by any amounts previously paid under the Tax Receivable Agreement or any amounts that are required to be paid (but have not yet been paid) for the year in which the change of control occurs or any prior years.
Indemnification
We have entered into indemnification agreements with each of our directors and certain of our current and prior executive officers. These indemnification agreements require the Company to indemnify its directors and applicable executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or applicable executive officer in any action or proceeding arising out of their services as one of our directors or applicable executive officers or any other company or enterprise to which the person provides services at our request.
Compensation Payable by Holdings to Two of Our Named Executive Officers
Prior to the Closing of the Business Combination, certain subsidiaries of the Company, including Intermediate, were wholly owned subsidiaries of Holdings. Holdings, which was outside of the Business Combination perimeter, entered into several compensation related arrangements with management of Intermediate, including with Messrs. Miller and Doyle, who are NEOs. Compensation costs associated with those arrangements were allocated by Holdings to Intermediate as the employees were rendering services to Intermediate. However, the ultimate contractual obligation related to these awards, including any future settlement, rested and continues to rest with Holdings.
The Holdings equity compensation instruments consisted of 1,000 authorized and issuable series A incentive units and 1,000 authorized and issuable founder incentive units. An aggregate of 800 series A incentive units were issued by Holdings in August 2020 to certain members of management of Intermediate in compensation for their services. An aggregate of 1,000 founder incentive units were issued by Holdings in August 2020 to certain members of management of Intermediate in compensation for their services. Mr. Miller owns 336 series A incentive units and 500 founders incentive units, and Mr. Doyle owns 80 series A incentive units.

Both series A incentive unit holders and founder incentive unit holders are entitled to participate in distributions by Holdings after specified return thresholds to holders of series A preferred units have been achieved. The series A incentive units were deemed to be service-based awards under ASC 718 due to vesting conditions. The founder incentive units were deemed to be performance-based units as no vesting conditions existed.
In August 2022, certain amendments to the existing series A incentive units and founder incentive units were made whereby all outstanding unvested series A incentive units and founder incentive units would become fully vested upon completion of the Business Combination. This occurred in February 2023 upon the Closing of the Business Combination, and the holders of founder incentive units (which holders include Mr. Miller) are entitled to receive a certain aggregate distribution amount, if any, by Holdings after a specified return threshold to holders of the series A preferred units has been achieved, and the holders of the series A incentive units (which holders include Messrs. Miller and Doyle) are entitled to receive 10% of the distributions, if any, by Holdings after a specified return threshold to holders of series A preferred units has been achieved.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT
The following table sets forth information known to the Company regarding the beneficial ownership of our common stock by:
    each person who is the beneficial owner of more than 5% of the outstanding shares of either the Class A Common Stock or Class C Common Stock;
    each of the Company’s named executive officers and directors; and
    all of the Company’s executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if they possess sole or shared voting or investment power over that security, including restricted stock units that vest within 60 days as well as options and warrants that are currently exercisable or exercisable within 60 days.
This table is based upon information supplied by officers, directors and beneficial holders and Schedules 13G or 13D filed with the SEC. Except as described in the footnotes below and subject to applicable community property laws and similar laws, the Company believes that each person listed above has sole voting and investment power with respect to such shares.
The beneficial ownership of common stock is based on an aggregate of 44,549,621 shares issued and outstanding as of April 24, 2026, comprised of 22,049,621 shares of our Class A Common Stock and 22,500,000 shares of our Class C Common Stock.

	Shares of Class A Common Stock Beneficially Owned		Shares of Class C Common Stock Beneficially Owned		Total Common Stock Beneficially Owned
Name and Address of Beneficial Owners	Number	Percentage	Number	Percentage	Percentage
Directors and officers:
Curtis Hébert, Jr. (2)	147,001	*	--	--	*
Graham van’t Hoff(3)	156,772	*	--	--	*
Ron Hulme(4)	207,137	*	--	--	*
Duncan Palmer(5)	173,728	*	--	--	*
Jonathan Siegler(6)(7)	136,443	*	--	--	*
Dail St. Claire(8)	147,001	*	--	--	*
Martijn Dekker(9)	147,001	*	--	--	*
Johnny Dossey	--	--	--	--	--
Ernest Miller(10)(11)	375,163	*	--	--	*
John Doyle(12)(13)	253,203	*	--	--	*
George Burdette(14)	253,203	*	--	--	*
All directors and executive officers as a group (11 persons)	1,996,652	8.3%	--	--	4.3%

Five Percent Holders:
Bluescape Clean Fuels Holdings, LLC(15)(16)	800,000	3.6%	22,500,000	100%	52.3%
Cottonmouth Ventures LLC(17)	14,500,000	65.8%	--	--	32.5%
CENAQ Sponsor LLC(18)	3,234,375	14.7%	--	--	7.3%

 *        Less than one percent.
(1)      Unless otherwise noted, the business address of each of the directors and officers is 711 Louisiana Street, Suite 2160, Houston, Texas 77002.
(2)      Consists of (i) 18,332 shares of Class A Common Stock and (ii) 128,669 shares of Class A Common Stock underlying stock option awards granted pursuant to the Plan, exercisable within 60 days of the Record Date.
(3)      Consists of (i) 18,332 shares of Class A Common Stock and (ii) 138,440 shares of Class A Common Stock underlying stock option awards granted pursuant to the Plan, exercisable within 60 days of the Record Date.
(4)      Consists of (i) 25,831 shares of Class A Common Stock and (ii) 181,306 shares of Class A Common Stock underlying stock option awards granted pursuant to the Plan, exercisable within 60 days of the Record Date.
(5)      Consists of (i) 21,665 shares of Class A Common Stock and (ii) 152,063 shares of Class A Common Stock underlying stock option awards granted pursuant to the Plan, exercisable within 60 days of the Record Date.
(6)      In April 2024, Mr. Siegler elected to defer the settlement of his award of 20,832 restricted stock units until the earliest of his death, “disability” (as defined in Section 409A of the Code), a change in control (as defined in the Plan), or a “separation from service” (as defined in Section 409A of the Code).
(7)   Consists of 136,443 shares of Class A Common Stock underlying stock option awards granted pursuant to the Plan, exercisable within 60 days of the Record Date.

(8)      Consists of (i) 18,332 shares of Class A Common Stock and (ii) 128,669 shares of Class A Common Stock underlying stock option awards granted pursuant to the Plan, exercisable within 60 days of the Record Date.
(9)      Consists of (i) 18,332 shares of Class A Common Stock and (ii) 128,669 shares of Class A Common Stock underlying stock option awards granted pursuant to the Plan, exercisable within 60 days of the Record Date.
(10)    Shares underlying the 2023 Miller Option Award (as described in the section entitled “Executive Compensation”) vest 25% on each anniversary date of the date of grant, to be accelerated upon a change of control (as defined in the Plan), but the 2023 Miller Option Award is not exercisable until April 15, 2027.
(11)    Consists of 375,163 shares of Class A Common Stock underlying the 2025 and 2024 Miller Option Awards (as described in the section entitled “Executive Compensation”), exercisable within 60 days of the Record Date. The 2025 and 2024 Miller Option Awards vest 25% on each anniversary date of the date of grant, to be accelerated under certain circumstances upon a change of control (as defined in the Plan).
(12)    Shares underlying the 2023 Doyle Option Award (as described in the section entitled “Executive Compensation”) vest 25% on each anniversary date of the date of grant, to be accelerated upon a change of control (as defined in the Plan), but the Doyle Option Award is not exercisable until April 15, 2027.
(13) Consists of 253,203 shares of Class A Common Stock underlying the 2025 and 2024 Doyle Option Awards (as described in the section entitled “Executive Compensation”), exercisable within 60 days of the Record Date. The 2025 and 2024 Doyle Option Awards vest 25% on each anniversary date of the date of grant, to be accelerated under certain circumstances upon a change of control (as defined in the Plan).
(14) Consists of 253,203 shares of Class A Common Stock underlying the 2025 and 2024 Burdette Option Awards (as described in the section entitled “Executive Compensation”), exercisable within 60 days of the Record Date. The 2025 and 2024 Burdette Option Awards vest 25% on each anniversary date of the date of grant, to be accelerated under certain circumstances upon a change of control (as defined in the Plan).
(15)    Consists of (i) 22,500,000 shares of Class A Common Stock issuable upon conversion of 22,500,000 Class C OpCo Units and a corresponding number of shares of Class C Common Stock and (ii) 800,000 shares of Class A Common Stock. The business address of Holdings is 300 Crescent Court Suite 1860, Dallas, TX 75201. This information is based on a Schedule 13D filed by Holdings on January 30, 2025.
(16)    Holdings is the record holder of such shares of common stock. Holdings is a 100% owned subsidiary (portfolio company) of Bluescape Energy Recapitalization and Restructuring Fund IV LP (“BERR”), and Bluescape Energy Partners III GP LLC is the general partner of BERR. The BERR funds are managed by Bluescape Energy Partners LLC. Bluescape Resources Company LLC is the parent of Bluescape Energy Partners III GP LLC and Bluescape Energy Partners LLC and is principally owned and controlled by Mr. C. John Wilder. Mr. Wilder disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The principal business address of each of the entities and persons identified in this paragraph is c/o Bluescape Resources Company LLC, 300 Crescent Court, Suite 1860, Dallas, TX 75201.
(17)    Cottonmouth is the record holder of such shares of Class A Common Stock. Cottonmouth is a wholly-owned subsidiary of Diamondback E&P LLC (“Diamondback E&P”), and Diamondback E&P is a wholly owned subsidiary of Diamondback. Diamondback E&P, as the sole owner of Cottonmouth, and Diamondback, as the sole owner of Diamondback E&P, may be deemed to have voting and investment control over the shares held by Cottonmouth. The principal business address of each of the entities identified in this paragraph is c/o Diamondback Energy Inc., 500 West Texas, Suite 1200, Midland, TX 79701. This information is based on a Schedule 13D filed by Diamondback on January 31, 2025 and a Form 4 filed by Diamondback on January 31, 2025.
(18)    The Sponsor is the record holder of such shares of Class A Common Stock (all of which are subject to forfeiture until the occurrence of any Triggering Events, as described in the section entitled “Certain Relationships and Related Party Transactions – Business Combination and Related Transactions – General”). Mr. J. Russell Porter is the sole member of the board of managers of the Sponsor, and as such, has voting and investment discretion with respect to the shares held directly by the Sponsor. Mr. Porter disclaims any beneficial ownership of the reported shares of Class A Common Stock other than to the extent of his pecuniary interest therein. The principal business address of the Sponsor and Mr. Porter is c/o Sponsor, 4550 Post Oak Place Drive, Suite 300, Houston, TX 77027. This information is based on a joint filing Schedule 13G/A filed on January 22, 2024 and a joint filing Form 4 filed on April 10, 2024.
Change in Control
The Company is not aware of any arrangement that might result in a change in control in the future, based on the contents and statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act. The

Company has no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in the Company’s control.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s officers, directors, and persons who beneficially own more than 10% of the Company’s common stock, to file reports of ownership and changes in ownership with the SEC. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, the Company believes that during the fiscal year ended December 31, 2025, its officers, directors and greater than 10% beneficial owners complied with the filing requirements of Section 16(a) of the Exchange Act.
Securities Authorized for Issuance Under Equity Compensation Plans
The Plan became effective in February 2023 and the material terms of such Plan are discussed in “Executive Compensation–Material Elements of Executive Compensation.” The Plan provides for an annual increase on January 1 of each calendar year beginning in 2023 and ending and including 2033, equal to the lesser of (a) 4% of the aggregate number of shares of Class A Common Stock outstanding on December 31 of the immediately preceding calendar year and (b) such smaller number of shares of Class A Common Stock as is determined by the Board. As of December 31, 2025, the number of shares of Class A Common Stock that may be issued or used for reference purposes or with respect to which awards may be granted under the Plan shall not exceed 6,321,699 shares of Class A Common Stock.
The following table sets forth certain information as of December 31, 2025 concerning our Class A Common Stock that may be issued upon settlement of RSUs and the exercise of options issued under the Plan:

Plan Category	(a) Number of Shares of Class A Common Stock to be Issued Upon the Exercise of Outstanding Options and Rights	(b) Weighted- Average Exercise Price of Outstanding Options and Rights(1)	(c) Number of Shares of Class A Common Stock Available for Future Issuance Under Equity Compensation Plans (Excluding Shares of Class A Common Stock Reflected in Column (a))
Equity compensation plan approved by stockholders	5,942,488(2)	6.47	258,387
Equity compensation plan not approved by stockholders(3)	—	—	—
Total	5,942,488	6.47	258,387
____________
(1)    The outstanding RSUs do not have an exercise price and have been excluded from the weighted average exercise price calculation.
(2)    Comprised of (a) 5,921,656 shares of Class A Common Stock underlying options and (b) 20,832 shares of Class A Common Stock underlying certain RSUs.
(3)    Does not reflect incentive units issued by Holdings as part of the closing of the Business Combination, as discussed in “Certain Relationships and Related Party Transactions – Compensation Payable by Holdings to Two of Our named Executive Officers” above.
ADDITIONAL INFORMATION

Stockholder Proposals
Stockholders who intend to have a proposal, including nominations for election to the Board, considered for inclusion in our proxy materials for our 2027 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing to our Secretary at Verde Clean Fuels, Inc., 711 Louisiana St., Suite 2160, Houston, Texas 77002 by no later than January 1, 2027 and otherwise comply with the requirements of the SEC for stockholder proposals.
Stockholders who intend to bring a proposal before the 2027 annual meeting of stockholders, or to nominate persons for election as directors, in accordance with the advance notice provisions of our Bylaws, must give timely written notice to the Company’s Secretary of such proposal or nomination. To be timely, the notice must be delivered to the above address not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company. Accordingly, to be timely, a notice must be received not later than March 15, 2027 nor earlier than February 12, 2027 (assuming the meeting is held not more than 30 days before or after June 12, 2027). Each notice must describe the stockholder proposal in reasonable detail and otherwise comply with the requirements set forth in our Bylaws.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to such stockholders. This delivery method is referred to as “householding” and can result in extra convenience for stockholders and cost savings for companies. We will continue “householding” our proxy materials, meaning that a single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from affected stockholders prior to the mailing date. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies and would like to request “householding” of your communications, please contact the Company by phone at (908) 281-6000 or by mail to Verde Clean Fuels, Inc., 711 Louisiana St., Suite 2160, Houston, Texas 77002, Attn: Secretary. Upon written or oral request, we will promptly deliver separate proxy materials to any stockholders who receive one paper copy at a shared address.
Communications with the Board of Directors
All interested parties, including our stockholders, may contact one or more of our directors in his or her capacity as a member of the Board, or the Board as a whole, about bona fide issues or questions about the Company, in writing via U.S. Mail or Expedited Delivery Service to the address below:
Verde Clean Fuels, Inc.
711 Louisiana St., Suite 2160
Houston, Texas 77002
Attn: Secretary

Our counsel will review all incoming stockholder communications and, if appropriate, will forward such communications to the appropriate member(s) of the Board or, if none is specified, to the Chairman of the Board. Our counsel may decide in the exercise of its judgment whether a response to any stockholder communication is necessary.
Other Business
The Board knows of no other business that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, the proxy holders will vote upon them in accordance with their best judgment.
Incorporation by Reference
The information contained above under the caption “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future filing except to the extent that the Company incorporates it by reference into such filing.
Annual Report on Form 10-K
A stockholder may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, free of charge, by visiting our website at https://www.verdecleanfuels.com. Any stockholder who would like a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including the related financial statements and the financial statement schedules, may obtain one, without charge, by submitting a written request to the attention of our Secretary, Verde Clean Fuels, Inc., 711 Louisiana St., Suite 2160, Houston, Texas 77002. Additionally, we will provide copies of the exhibits to the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 upon payment of a reasonable fee (which will be limited to our reasonable expenses in furnishing such exhibits).

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
==========================================
Vote by Internet – QUICK ★ ★ ★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

Your internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 11, 2026.

INTERNET – https://www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend, visit:
https://www.cstproxy.com/verdecleanfuels/2026

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

PROXY	⏶ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ⏶	Please mark your votes like this	☒
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEE UNDER PROPOSAL 1 AND “FOR” PROPOSAL 2.

1.	Re-election of one Class III director nominee	FOR Nominee listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for nominee listed to the left)	2.	Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	(1) Jonathan Siegler	☐	☐
(Instruction: To withhold authority to vote for the nominee, strike a line through Mr. Siegler’s name)

    CONTROL NUMBER

Signature ____________________________ Signature, if held jointly __________________________ Date ________, 2026

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy
Materials for the Annual Meeting of Stockholders

To view the 2026 Proxy Statement and 2025 Annual Report,
please go to:
https://www.cstproxy.com/verdecleanfuels/2026

⏶ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ⏶

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints John Doyle and George Burdette, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of Class A Common Stock and/or Class C Common Stock of Verde Clean Fuels, Inc. held of record by the undersigned at the close of business on April 24, 2026, at the Annual Meeting of Stockholders of Verde Clean Fuels, Inc., to be held virtually on June 12, 2026 via live webcast at https://www.cstproxy.com/verdecleanfuels/2026, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE CLASS III DIRECTOR NOMINEE TO THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)